                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 28, 1997

                                HNC SOFTWARE INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           0-26146                                 33-0248788
   ------------------------         ---------------------------------------
   (Commission File Number)         (I.R.S. Employer Identification Number)

                5930 Cornerstone Court West, San Diego, CA 92121
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (619) 546-8877
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

CompReview, Inc. Acquisition

        On November 28, 1997, HNC Software Inc., a Delaware corporation ("HNC"), acquired all the stock of privately held CompReview, Inc., a California corporation ("CompReview") in exchange for the issuance of 4,885,560 shares of HNC common stock. All outstanding CompReview options were exchanged for options to purchase 195,419 shares of HNC common stock. The acquisition was effected through a statutory merger (the "Merger") in which FW1 Acquisition Corp., a wholly-owned subsidiary of HNC ("Sub"), was merged into CompReview, with CompReview surviving the Merger. As a result of the Merger, CompReview became a wholly-owned subsidiary of HNC. The issuance of the shares of HNC common stock and options to purchase HNC common stock to CompReview's stockholders and option holders in the Merger was approved by HNC's stockholders at a special stockholders' meeting held on November 25, 1997.

        The Merger was consummated pursuant to an Agreement and Plan of Reorganization dated as of July 14, 1997 (the "Plan") entered into by HNC, Sub, CompReview and by Robert L. Kaaren and Mishel ("Michael") Munayyer, trustee of the Michael Munayyer Trust dated August 11, 1995 (the "Munayyer Trust") and an Agreement of Merger dated as of November 28, 1997 between Sub and CompReview. Mr. Kaaren and Mr. Munayyer were CompReview's founders and directors and Mr. Kaaren and the Munayyer Trust (the "CompReview Stockholders") were CompReview's sole stockholders prior to the Merger. HNC intends to account for the acquisition of CompReview as a "pooling of interests" transaction for financial reporting purposes, and the Merger was structured to be a "tax-free" reorganization for federal income tax purposes. The executive officers of CompReview were not changed as a result of the Merger, except that Raymond V. Thomas, HNC's Chief Financial Officer, has been appointed as CompReview's Chief Financial Officer and Secretary.

        CompReview, based in Costa Mesa, California, develops, markets and supports CRLink, a software-based system that enables CompReview's customers to manage and contain the medical costs of workers' compensation and automobile accident insurance claims. CompReview's customers primarily consist of insurance companies that provide workers' compensation or automobile accident insurance, large employers who self-insure against workers' compensation claims, third party administrators that administer such claims for insurers and managed care companies that implement cost-containment strategies. To date, the vast majority of CompReview's revenues have been derived from the workers' compensation insurance field.

        CRLink automates the review and analysis of medical bills related to workers' compensation and automobile accident insurance claims by comparing medical providers' charges against mandatory state workers' compensation fee schedules (which impose limits on the amounts charged for workers' compensation claims), against usual, customary and reasonable ("UCR") charges for the billed services in the relevant geographic area and against preferred provider organization ("PPO") contract fee rates. CRLink then automatically reprices and reduces medical bills to conform them to state fee schedules, UCR rates and PPO rates, as applicable, thus reducing reimbursement amounts. In addition to its bill analysis and repricing functions, CRLink also includes tools that enable insurers to manage the entire claims handling process, to centralize repricing programs with PPO networks, to conduct utilization reviews and to generate reports on a claim's status. Customers can also purchase add-on modules to CRLink to expand its functions, including a module that enables insurance payors to expand their coverage to new preferred provider organizations through a provider organization database. CRLink is offered to customers either as a licensed product used by the client internally, or as an outsourced service provided by CompReview's own service bureau.

        Under the terms of the Plan, the outstanding shares of CompReview common stock and all options to purchase CompReview common stock that were outstanding under CompReview's 1995 Stock Option Plan prior to the Merger ("CompReview Options") were converted in the Merger into a total number of shares of HNC Common Stock issued and subject to options to purchase HNC Common Stock ("HNC Options") equal to the sum of (a) 5,000,000 shares of HNC common stock plus (b) the number of shares of HNC Common Stock equal to the amount of CompReview's retained earnings at October 31, 1997 (the last calendar month end prior to the closing of the Merger) divided by the average of the closing prices per share of HNC common stock for the 20 trading days immediately preceding the closing date of the Merger. Based on this formula, each share of CompReview common stock that was issued and outstanding immediately prior to the Merger was converted into approximately 0.488556154 shares of HNC common stock (subject to rounding to eliminate fractional shares), and each CompReview Option that was outstanding immediately prior to the Merger was assumed by HNC on the terms of CompReview's 1995 Stock Option Plan and converted into an option (an "HNC Option") to purchase 0.488556154 shares of HNC common stock (subject to rounding to eliminate fractional options) at an exercise price per share of HNC Common Stock equal to the exercise price per share that was in effect for such CompReview Option immediately prior to the Merger divided by the 0.488556154 conversion rate. The conversion ratio described above was negotiated and determined on the basis of: (i) the assumed value of CompReview, as determined by HNC's management following its review of CompReview's business and financial position, and its discussions with CompReview's management (ii) other information provided to HNC's management by its investment banking firm; (iii) a comparison of certain financial and stock valuation information for HNC and CompReview with similar types of information for certain other companies in businesses comparable to those of HNC and CompReview.

        Based on this conversion ratio, the 10,000,000 shares of CompReview common stock that were outstanding immediately prior to the effective time of the Merger were converted into a total of 4,885,560 shares of HNC common stock (which represented approximately 20% of HNC's outstanding common stock immediately after the effectiveness of the Merger) and the 400,000 CompReview Options that were outstanding immediately prior to the Merger were converted into HNC Options to purchase approximately 195,419 shares of HNC common stock. The two CompReview Stockholders each received fifty percent (50%) of the 4,885,560 shares of HNC Common Stock issued in the Merger and the HNC Options issued in the Merger were issued to three officers of CompReview.

        The issuance of the shares of HNC common stock and the HNC Options in the Merger was not registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on the exemption from registration provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Accordingly, such shares are subject to the resale restrictions imposed by Rule 144 under the 1933 Act. HNC intends to register the issuance of the shares of HNC's common stock that are subject to the HNC Options issued in the Merger on a Form S-8 registration statement in December 1997. Additionally, HNC has agreed with the CompReview Stockholders in a Registration Rights Agreement to use its best efforts to promptly register the resale of the shares of HNC common stock issued to the CompReview Stockholders in the Merger on a "shelf" Form S-3 registration statement that would be kept effective until the first anniversary of the effective date of the Merger.

        In order to comply with the requirements for pooling accounting treatment, the affiliates of HNC and the former affiliates of CompReview have agreed not to sell or transfer their shares of HNC stock until HNC has publicly released a report including the combined financial results of HNC and CompReview covering a period of at least thirty (30) days of post-Merger combined operations of HNC and CompReview.

        Pursuant to the terms of the Plan, HNC, CompReview, the stockholders of CompReview and an escrow agent entered into an Escrow Agreement, pursuant to which ten percent (10%) of the shares of HNC common stock that were issued to the CompReview Stockholders in the Merger have been placed in an escrow account to secure and collateralize certain indemnification obligations of the CompReview Stockholders to HNC.

        Contemporaneously with the Merger, Robert L. Kaaren and Michael E. Munayyer each entered into: (i) an Employment Agreement with CompReview, as the surviving corporation in the Merger, providing for, among other things, certain terms of employment at a specified minimum salary; and (ii) a Non-Competition Agreement with HNC and CompReview providing, among other things, that the employee will not engage in certain activities competitive with CompReview's business for a period of up to three years.

        More detailed information regarding the CompReview acquisition can be found in HNC's definitive proxy statement for its special meeting of stockholders held on November 25, 1997, which has been filed with the Securities and Exchange Commission.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

                                                                                                     Page
                                                                                                     ----
(a) Financial Statements of Business Acquired.
    The following financial statements are filed herewith:
    Unaudited Condensed Balance Sheet at September 30, 1997                                           6
    Unaudited Condensed Statement of Income for the nine months ended
        September 30, 1997 and 1996                                                                   7
    Unaudited Condensed Statement of Cash Flows for the nine months ended
        September 30, 1997 and 1996                                                                   8
    Notes to Unaudited Condensed Financial Statements                                                 9
    Independent Auditor's Report                                                                     11
    Balance Sheets at December 31, 1996 and 1995                                                     12
    Statements of Income for the years ended December 31, 1996, 1995 and 1994                        13
    Statements of Stockholders' Equity for the years ended
        December 31, 1996, 1995 and 1994                                                             14
    Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994                    15
    Notes to Financial Statements                                                                    16

(b) Pro Forma, Historical and Supplemental Financial Information.
    (1) Unaudited Pro Forma Consolidated Combined Condensed Financial
        Information of HNC Software Inc.
        The following pro forma consolidated combined condensed financial information is being filed herewith:
        Unaudited Pro Forma Consolidated Combined Condensed Balance Sheet at
           September 30, 1997                                                                        21
        Unaudited Pro Forma Consolidated Combined Condensed Statement of Income for the
           nine months ended September 30, 1997                                                      22
        Unaudited Pro Forma Consolidated Combined Condensed Statement of Income for the
           nine months ended September 30, 1996                                                      23
        Unaudited Pro Forma Consolidated Combined Condensed Statement of Income for the
           years ended December 31, 1996, 1995 and 1994.                                          24-26
        Notes to Unaudited Pro Forma Consolidated Combined Condensed Financial
        Information                                                                                  27
    (2) Consolidated Financial Statements of HNC Software Inc.
        The following consolidated financial statements are being filed herewith:
        Report of Independent Accountants                                                            28
        Consolidated Balance Sheet at December 31, 1996 and 1995                                     29
        Consolidated Statement of Income for the years ended December 31, 1996,
           1995 and 1994                                                                             30
        Consolidated Statement of Cash Flows for the years ended December 31,
           1996, 1995 and 1994                                                                       31
        Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the
           years ended December 31, 1996, 1995 and 1994                                              32
        Notes to Consolidated Financial Statements                                                   33

    (3) Supplemental Consolidated Financial Statements of HNC Software Inc.
        The following supplemental consolidated financial statements are being filed herewith:
        Supplemental Consolidated Balance Sheet at December 31, 1996 and 1995                        46
        Supplemental Consolidated Statement of Income for the years ended
           December 31, 1996, 1995 and 1994                                                          47
        Supplemental Consolidated Statement of Cash Flows for the years ended December 31,
           1996, 1995 and 1994                                                                       48
        Supplemental Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the
           years ended December 31, 1996, 1995 and 1994                                              49
        Notes to Supplemental Consolidated  Financial Statements                                     50

    (4) Financial Statement Schedule.
        Report of Independent Accountants on Financial Statement Schedule                            65
        For the three years ended December 31, 1996 -
          Schedule II - Valuation and Qualifying Accounts and Reserves                               66
        Signatures                                                                                   67

(c) Exhibits.

    The following exhibits are filed herewith:

        2.01 Agreement and Plan of Reorganization dated as of July 14, 1997 by and among HNC, FW1 Acquisition Corp., CompReview, Inc., Robert L. Kaaren and Mishel E. Munnayer, a.k.a. Michael Munayyer, Trustee of the Michael Munayyer Trust dated August 11, 1995. (Pursuant to
               Item 601(b)(2) of Regulation S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request).

        2.02 Agreement of Merger dated as of November 28, 1997 by and between FW1 Acquisition Corp. and CompReview, Inc.

        4.01 Registration Rights Agreement dated as of November 28, 1997 by and among HNC and the former shareholders of CompReview, Inc.

        11.01  Statement Regarding Computation of Per Share Earnings (Loss).

        23.01  Consent of Price Waterhouse LLP, Independent Accountants.

        23.02  Consent of Deloitte & Touche LLP, Independent Auditors.

        27.01  Financial Data Schedule

                                COMPREVIEW, INC.

                        UNAUDITED CONDENSED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         SEPTEMBER 30, 1997
                                                                    ---------------------------
                                                                                      PRO FORMA
                                                                    HISTORICAL         (NOTE 4)
                                                                    ----------        ---------
                              ASSETS
Current assets:
   Cash and cash equivalents                                         $     927        $     927
   Accounts receivable, net                                              4,164            4,164
   Other current assets                                                     35               35
                                                                     ---------        ---------
      Total current assets                                               5,126            5,126
Property and equipment, net                                                915              915
Other assets                                                               128              128
                                                                     ---------        ---------
                                                                     $   6,169        $   6,169
                                                                     =========        =========
                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                  $   2,150        $   2,150
   Accrued liabilities                                                     541              541
   Deferred income tax liability                                            17              607
                                                                     ---------        ---------
      Total current liabilities                                          2,708            3,298
                                                                     ---------        ---------
Stockholders' equity:
   Preferred stock, $0.001 par value - 500 shares authorized:
      none issued and outstanding
   Common stock, $0.001 par value - 20,000 shares authorized:
      10,000 shares issued and outstanding                                 442              442
   Retained earnings                                                     3,019            2,429
                                                                     ---------        ---------
                                                                         3,461            2,871
                                                                     ---------        ---------
      Total stockholders' equity                                     $   6,169        $   6,169
                                                                     =========        =========

     See accompanying notes to the unaudited condensed financial statements.

                                COMPREVIEW, INC.

                     UNAUDITED CONDENSED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                        -----------------------------
                                                                           1997               1996
                                                                        ----------         ----------
Revenues:
   License and maintenance                                              $   15,069         $    9,042
   Service bureau                                                            3,902              3,589
                                                                        ----------         ----------
       Total revenues                                                       18,971             12,631
                                                                        ----------         ----------
Operating expenses:
   License and maintenance                                                   5,599              3,580
   Service bureau                                                            2,986              2,628
   Research and development                                                    494                367
   Sales and marketing                                                         995                912
   General and administrative                                                2,097              1,431
                                                                        ----------         ----------
       Total operating expenses                                             12,171              8,918
                                                                        ----------         ----------
Operating income                                                             6,800              3,713
Other income, net                                                               45                 39
                                                                        ----------         ----------
     Income before income tax provision                                      6,845              3,752
Income tax provision                                                           143                 73
                                                                        ----------         ----------
           Net income                                                   $    6,702         $    3,679
                                                                        ==========         ==========
Unaudited pro forma data (Note 3):
   Add:
         S corporation state income tax provision                              143                 73
   Deduct:
         Pro forma federal and state income tax provision                   (2,738)            (1,501)
                                                                        ----------         ----------
              Pro forma net income                                      $    4,107         $    2,251
                                                                        ==========         ==========
Pro forma adjusted net income per share                                 $     0.41         $     0.23
                                                                        ==========         ==========
Shares used in computing pro forma adjusted net income per share            10,000             10,000
                                                                        ==========         ==========

     See accompanying notes to the unaudited condensed financial statements.

                                COMPREVIEW, INC.

                   UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                               --------------------------------
                                                                  1997                  1996
                                                               ----------            ----------
Cash flows from operating activities:
  Net income                                                   $    6,702            $    3,681
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                    173                   194
     Changes in assets and liabilities:
        Accounts receivable, net                                   (1,141)                 (725)
        Other assets                                                  (90)                  (46)
        Accounts payable and accrued expenses                       1,193                  (246)
                                                               ----------            ----------
         Net cash provided by operating activities                  6,837                 2,858
                                                               ----------            ----------

Cash flows from investing activities:
  Acquisitions of property and equipment                             (714)                 (160)
                                                               ----------            ----------
         Net cash used in investing activities                       (714)                 (160)
                                                               ----------            ----------

Cash flows from financing activities:
  Distributions                                                    (5,800)               (3,762)
                                                               ----------            ----------
         Net cash used in financing activities                     (5,800)               (3,762)
                                                               ----------            ----------

Net increase (decrease) in cash and cash equivalents                  323                (1,064)
Cash and cash equivalents at beginning of period                      604                 1,466
                                                               ----------            ----------

Cash and cash equivalents at end of period                     $      927            $      402
                                                               ==========            ==========


     See accompanying notes to the unaudited condensed financial statements.

                                COMPREVIEW, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

        In management's opinion, the accompanying unaudited condensed financial statements for CompReview, Inc. ("CompReview" or the "Company") as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial statements and include all adjustments (consisting only of normal recurring accruals) that the Company considers necessary for a fair presentation of its financial position, results of operations, and cash flows for such periods. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All such financial statements are unaudited. The accompanying unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 1996 presented elsewhere in this filing. Footnotes and other disclosures as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996, which would substantially duplicate the disclosures in the Company's audited financial statements for the year ended December 31, 1996, have been omitted. The interim financial information herein is not necessarily indicative of the results to be expected for any other interim period or the full year ending December 31, 1997.

NOTE 2 - NEW PRONOUNCEMENTS

        In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("FAS130"), "Reporting Comprehensive Income." The Company will adopt FAS130 as required for all periods beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components in financial statements. Comprehensive income is defined as "the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners." The Company is currently evaluating the impact that the adoption of FAS130 will have on its financial statements.

        In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("FAS131"), "Disclosures about Segments of an Enterprise and Related Information." The Company will adopt FAS131 as required for all periods beginning after December 15, 1997, commencing with its annual financial statements for the year ending December 31, 1998. This statement requires the disclosure of certain information about operating segments in the financial statements. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers. The Company is currently evaluating the impact that the adoption of FAS131 will have on its financial statements.

        In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("FAS128"), "Earnings Per Share," which the Company will adopt as required for all periods ending after December 15, 1997. Pursuant to this Statement, companies will replace the reporting of "primary" earnings per share ("EPS") with "basic" EPS. Basic EPS is calculated by dividing the income available to common stockholders by the weighted average number of common shares outstanding for the period, not including potential common stock. "Fully diluted" EPS will be replaced by "diluted" EPS. Diluted EPS is computed similarly to fully diluted EPS under the provisions of APB Opinion No. 15.

                                COMPREVIEW, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

        The effect of the adoption of FAS128 on earnings per share is as follows:

                                                           NINE MONTHS ENDED
                                                       -------------------------
                                                       9/30/97           9/30/96
                                                       --------         --------
Basic earnings per share                               $   0.67         $   0.37
Diluted earnings per share                             $   0.67         $   0.37


        The effect of the adoption of FAS128 on pro forma adjusted earnings per share is as follows:

                                                           NINE MONTHS ENDED
                                                       -------------------------
                                                       9/30/97           9/30/96
                                                       --------         --------
Basic earnings per share                               $   0.41         $   0.23
Diluted earnings per share                             $   0.41         $   0.23

NOTE 3 -  PRO FORMA NET INCOME

CompReview is a subchapter S corporation for federal and certain state income tax purposes, and its historical financial statements reflect only certain state taxes on subchapter S corporations. Federal and state income taxes have been provided as if CompReview had filed subchapter C corporation income tax returns for the periods presented.

NOTE 4 -  PRO FORMA BALANCE SHEET

The accompanying pro forma balance sheet reflects the recognition of a net deferred tax liability relating to federal and state income taxes as if CompReview had been taxed as a C corporation rather than a subchapter S corporation.

   Deferred tax assets (liabilities) at September 30, 1997 are summarized as follows:

        Accounts receivable .............................       $(1,666)
        Accounts payable and accrued liabilities ........         1,076
                                                                -------
                                                                $  (590)
                                                                =======

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
CompReview, Inc.
Newport Beach, California

We have audited the accompanying balance sheets of CompReview, Inc. (the Company) as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of CompReview, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Costa Mesa, California
January 30, 1997

                                COMPREVIEW, INC.
                 BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1995

ASSETS                                                         1996            1995
                                                            ----------      ----------
CURRENT ASSETS:
Cash and cash equivalents                                   $  603,567      $1,466,109
Accounts receivable, less allowance for doubtful
  accounts of $86,123 in 1996 and $50,000 in 1995            3,023,798       2,146,156
Other current assets                                            48,354          11,726
                                                            ----------      ----------
    Total current assets                                     3,675,719       3,623,991

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation and amortization (Note 2)                       373,498         509,515

OTHER ASSETS - deposits                                         25,146          32,046
                                                            ----------      ----------
                                                            $4,074,363      $4,165,552
                                                            ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                            $1,097,514      $  865,789
Accrued compensation and benefits                              374,646         275,812
Other accrued expenses                                          18,925          18,286
Income taxes payable (Note 3)                                    8,000          47,702
Deferred income taxes (Note 3)                                  17,500          10,000
                                                            ----------      ----------
    Total current liabilities                                1,516,585       1,217,589

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY:

Preferred stock, $.001 par value; 500,000 shares
  authorized; none issued and outstanding
Common stock, $.001 par value; 20,000,000 shares
  authorized; 10,000,000 shares issued and outstanding         441,963         441,963
Retained earnings                                            2,115,815       2,506,000
                                                            ----------      ----------
    Total stockholders' equity                               2,557,778       2,947,963
                                                            ----------      ----------
                                                            $4,074,363      $4,165,552
                                                            ==========      ==========

                 See accompanying notes to financial statements.

                                COMPREVIEW, INC.
                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                            YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------
                                                                   1996               1995               1994
                                                               ------------       ------------       ------------
Revenues:
   Software license and installation                           $ 12,875,673       $  7,683,120       $  4,105,389
   Service bureau                                                 4,729,955          5,348,882          5,058,170
                                                               ------------       ------------       ------------
      Total revenues                                             17,605,628         13,032,002          9,163,559

Operating expenses:
   Software license and installation                              5,028,289          3,393,800          2,229,517
   Service bureau                                                 3,364,610          3,025,363          2,203,003
   Research and development                                         536,631            416,740            334,567
   Sales and marketing                                            1,218,362            854,347            674,833
   General and administrative                                     1,916,986          1,402,237          1,090,047
                                                               ------------       ------------       ------------
      Total operating expenses                                   12,064,878          9,092,487          6,531,967
                                                               ------------       ------------       ------------
Operating income                                                  5,540,750          3,939,515          2,631,592
Other income, net                                                    50,505             78,470             16,516
                                                               ------------       ------------       ------------
   Income before S corporation state income tax provision         5,591,255          4,017,985          2,648,108
S corporation state income tax provision                             74,119             63,514             54,320
                                                               ------------       ------------       ------------
   Net income                                                  $  5,517,136       $  3,954,471       $  2,593,788
                                                               ============       ============       ============
Add:
     S corporation state income tax provision                        74,119             63,514             54,320
Deduct:
     Pro forma federal and state income tax provision
        (unaudited)                                              (2,236,502)        (1,607,194)        (1,059,243)
                                                               ------------       ------------       ------------
      Pro forma net income (unaudited)                         $  3,354,753       $  2,410,791       $  1,588,865
                                                               ============       ============       ============
Pro forma net income per share (unaudited)                     $       0.34       $       0.24       $       0.16
                                                               ============       ============       ============
Shares used in computing pro forma
   net income per share                                          10,000,000         10,000,000         10,000,000
                                                               ============       ============       ============

                 See accompanying notes to financial statements.

                                COMPREVIEW, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                      COMMON STOCK                                      TOTAL
                                --------------------------         RETAINED          STOCKHOLDERS'
                                   SHARES          AMOUNT          EARNINGS             EQUITY
                                -----------      -----------      -----------       -------------
BALANCE, January 1, 1994         10,000,000      $   441,963      $   792,741       $   1,234,704
Distributions                                                        (990,000)           (990,000)
Net income                                                          2,593,788           2,593,788
                                -----------      -----------      -----------       -------------
BALANCE, December 31, 1994       10,000,000          441,963        2,396,529           2,838,492
Distributions                                                      (3,845,000)         (3,845,000)
Net income                                                          3,954,471           3,954,471
                                -----------      -----------      -----------       -------------
BALANCE, December 31, 1995       10,000,000          441,963        2,506,000           2,947,963
Distributions                                                      (5,907,321)         (5,907,321)
Net income                                                          5,517,136           5,517,136
                                -----------      -----------      -----------       -------------
BALANCE, December 31, 1996       10,000,000      $   441,963      $ 2,115,815       $   2,557,778
                                ===========      ===========      ===========       =============


                 See accompanying notes to financial statements.

                                COMPREVIEW, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996              1995              1994
                                                           -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                 $ 5,517,136       $ 3,954,471       $ 2,593,788
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depreciation and amortization                          260,734           280,208           159,900
        Loss on disposal of property                                               4,745
        Deferred income taxes                                    7,500            (3,000)           13,000
        Changes in assets and liabilities:
             Accounts receivable                              (877,642)         (265,081)       (1,282,480)
             Other current assets                              (36,628)           (9,686)           16,019
             Other assets                                        6,900                               8,968
             Accounts payable and accrued expenses             331,198           514,367           416,790
             Income taxes payable                              (39,702)           20,789            17,151
                                                           -----------       -----------       -----------
            Net cash provided by operating activities        5,169,496         4,496,813         1,943,136

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property                                                     6,000
Payments to acquire property and equipment                    (124,717)         (304,800)         (386,094)
                                                           -----------       -----------       -----------
            Net cash used in investing activities             (124,717)         (298,800)         (386,094)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Distributions                                       (5,907,321)       (3,845,000)         (990,000)
                                                           -----------       -----------       -----------
NET (DECREASE) INCREASE IN CASH                               (862,542)          353,013           567,042
CASH AND CASH EQUIVALENTS, beginning of year                 1,466,109         1,113,096           546,054
                                                           -----------       -----------       -----------
CASH AND CASH EQUIVALENTS, end of year                     $   603,567       $ 1,466,109       $ 1,113,096
                                                           ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION - Cash paid for income taxes               $   115,242       $    45,725       $    24,169
                                                           ===========       ===========       ===========


                 See accompanying notes to financial statements.

                                COMPREVIEW, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Business - CompReview, Inc. (the Company) develops cost containment software and services for the healthcare industry, primarily related to billing reviews of workers' compensation and personal injury claims throughout the United States. Corporate headquarters are located in Newport Beach, California, with an additional office located in Irving, Texas. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

      Cash and Cash Equivalents - Cash and cash equivalents include savings accounts and certificates of deposit. Cash equivalents are deemed to be any short-term, nonequity investment that is readily convertible to cash, is not subject to market fluctuations, and has an original maturity of three months or less.

      Property and Equipment - Property and equipment are stated at cost. The Company provides for depreciation primarily on accelerated methods over estimated useful lives, ranging from five to seven years. Leasehold improvements are amortized over the lesser of the life of the improvement or the term of the lease.

      Income Taxes - The Company has elected to be taxed for federal and state purposes under Subchapter S of the Internal Revenue Code and California Revenue and Taxation Code, respectively. Accordingly, current taxable income or loss is allocated to the stockholders who are responsible for payment of taxes or receive credit for taxes thereon. In accordance with provisions of the California Revenue and Taxation Code regarding S corporations, the Company pays California taxes at the rate of 1.5% of taxable income.

      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109. Under SFAS No. 109, deferred tax assets and liabilities are established for temporary differences in recording such items for financial reporting purposes and for income tax purposes.

      Stock Split - In February 1996, the Company effected a ten-for-one split of its common stock and increased the number of shares authorized to 20,000,000. All share amounts in the accompanying financial statements and footnotes have been restated to reflect the stock split.

      Revenue Recognition - The Company licenses its software primarily to insurers, health maintenance organizations, self-insured employers and other businesses that reimburse health care costs. Software licensing agreements generally provide for a guaranteed minimum license fee and transactional fees. The guaranteed minimum license fees are recognized ratably over the respective license periods. Transactional fees are recognized as revenue when fees based on system usage exceed the monthly minimum license fees.

      The Company offers payors the option of retaining the Company to review and reprice medical bills for them rather that licensing the software. Related service bureau fees are assessed to customers on the basis of volume of bills processed and are recognized as revenue when the processing services are performed.

      Installation and implementation services fees are billed separately and recognized as revenue on a time and materials basis.

                                COMPREVIEW, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

      Software Costs - Software product development costs incurred from the time technological feasibility is reached until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. Through December 31, 1996, no significant amounts were expended subsequent to reaching technological feasibility.

      Long-Lived Assets - The Company investigates potential impairments of long-lived assets, on an exception basis, when events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. No such impairments of long-lived assets existed through December 31, 1996.

      Stock-Based Compensation - In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. The Company has determined that it will not change to the fair value method and will continue to use Accounting Principles Board
      (APB) Opinion No. 25, Accounting for Stock Issued to Employees, for measurement and recognition of employee-based stock transactions.

      Reclassifications - Certain reclassifications have been made to the fiscal year 1995 and 1994 financial statements to conform to the 1996 presentation.

      Pro forma net income - Pro forma net income represents the results of operations adjusted to reflect a provision for income tax on historical income before S corporation state income tax provision, which gives effect to the change in the Company's income tax status to a C corporation subsequent to the merger with HNC (Note 8).

      Pro forma net income per share - Pro forma net income per share has been computed by dividing pro forma net income by the weighted average number of common shares and common stock equivalents, using the treasury stock method, outstanding during the period.


2.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31:

                                                                1996              1995
                                                            -----------       -----------
        Computer equipment                                  $   893,126       $   806,008
        Furniture and fixtures                                  173,723           166,512
        Machinery and equipment                                 111,370            80,982
        Leasehold improvements                                   40,705            40,705
                                                            -----------       -----------
                                                              1,218,924         1,094,207
        Less accumulated depreciation and amortization         (845,426)         (584,692)
                                                            -----------       -----------
                                                            $   373,498       $   509,515
                                                            ===========       ===========

                                COMPREVIEW, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

3.   INCOME TAXES

      The provision for state income taxes for the years ended December 31 are as follows:

                                      1996          1995           1994
                                    --------      --------       --------
        Current                     $ 66,619      $ 66,514       $ 41,320
        Deferred                       7,500        (3,000)        13,000
                                    --------      --------       --------
                                    $ 74,119      $ 63,514       $ 54,320
                                    ========      ========       ========

      Deferred state income taxes are primarily attributable to timing differences in the recognition of revenues and expenses on a cash basis for tax purposes.

      Deferred tax assets (liabilities) at December 31 are summarized as follows:

                                                         1996             1995
                                                      ----------       ----------
        Accounts receivable                           $  (35,100)      $  (22,200)
        Accounts payable and accrued liabilities          17,600           12,200
                                                      ----------       ----------
                                                      $  (17,500)      $  (10,000)
                                                      ==========       ==========

4.    401(K) SAVINGS PLAN

      Effective May 1, 1995, the Company established a 401(k) savings plan to which eligible employees can make contributions. The Company may make annual discretionary contributions. The Company made contributions of $3,375 and $0 in 1996 and 1995, respectively.

5.    COMMITMENTS

      Leases - The Company leases office facilities and equipment under operating leases expiring at various dates through 2001. The following is a schedule, by year, of future minimum rental payments required under operating leases that have noncancelable lease terms in excess of one year as of December 31, 1996:

          Year ending December 31:
              1997                                            $158,810
              1998                                               4,284
              1999                                               4,284
              2000                                               4,284
              2001                                               1,071
                                                              --------
                                                              $172,733
                                                              ========

      Rent expense under operating lease agreements amounted to $283,120, $310,783 and $292,576 for the years ended December 31, 1996, 1995 and 1994, respectively.

                                COMPREVIEW, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

6.    MAJOR CUSTOMERS

      During the years ended December 31, 1996, 1995 and 1994, sales to one customer were approximately 25%, 27% and 26% of net sales, respectively. Another customer accounted for approximately 12%, 11% and 14% of net sales in 1996, 1995 and 1994, respectively. A third customer accounted for approximately 20% of net sales in 1994. The Company generally provides services to customers under contacts with terms of one to five years, which can generally be cancelled by the customer on 90 days' notice. A decision by a significant customer to decrease the amount of services purchased from the Company or to not renew a contract could have a material adverse effect on the Company's financial condition and results of operations.

7.    STOCK OPTIONS

      On October 16, 1995, the Company adopted the 1995 Stock Option Plan (the
      Plan) which permits the Company to grant stock options to officers, directors, key employees and other qualified persons. The Plan provides that the option price shall be fixed by the Board of Directors or by a committee appointed by the Board of Directors (the Committee), but shall not be less than 85% of the fair market value at date of grant as determined by the Board of Directors or the Committee. An aggregate of 600,000 shares of the Company's common stock may be issued pursuant to the Plan. Options are exercisable at various dates and expire ten years after the date of grant. As of December 31, 1996 and 1995, 400,000 and 350,000 options, respectively, were outstanding with an exercise price equal to the fair market value of the Company's common stock ($1.14) at the date of grant.

      At December 31, 1996, 200,000 shares were available for future grant under the Plan. Stock option activity for the two years ended December 31, 1996 was as follows:

                                              NUMBER            PRICE
                                            OF SHARES         PER SHARE
                                           -----------       -----------
        Outstanding January 1, 1995                 --             $  --
            Options granted                    350,000              1.14
                                           -----------
        Outstanding December 31, 1995          350,000              1.14

            Options granted                    110,000              1.14
            Options canceled                   (60,000)             1.14
                                           -----------
        Outstanding December 31, 1996          400,000             $1.14
                                           ===========

      The weighted average fair value of options granted during 1996 and 1995 was $0.21 and $0.39, respectively. The weighted average remaining contractual life of outstanding options at December 31, 1996 was 8.9 years. No shares were exercisable at December 31, 1996.

                                COMPREVIEW, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

      As discussed in Note 1, the Company has elected to account for its stock-based awards using the intrinsic value method in accordance with APB Opinion No. 25 and its related interpretations. No compensation expense has been recognized in the financial statements for employee stock arrangements.

      SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option-pricing model with the following weighted average assumptions: expected life, 10 years; stock volatility, 0%; risk-free interest rate, 6.0%; and no dividends during the expected term. The Company's calculations are based on a single-option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1996 and 1995 awards had been amortized to expense over the vesting period of the awards, net income would have been reduced to $5,435,324 and $3,924,750 in 1996 and 1995, respectively.

8.    SUBSEQUENT EVENT (UNAUDITED)

      On November 28, 1997, HNC Software Inc.(HNC), acquired all the stock of the Company, in exchange for the issuance of 4,885,560 shares of HNC common stock. All outstanding options to purchase the Company's common stock were exchanged for options to purchase 195,419 shares of HNC common stock. The acquisition was effected through a statutory merger for which HNC intends to account as a "pooling of interests" transaction for financial reporting purposes, and the merger was structured to be a "tax-free" reorganization for income tax purposes.

                                HNC SOFTWARE INC.
               UNAUDITED PRO FORMA CONSOLIDATED COMBINED CONDENSED
                                  BALANCE SHEET
                               SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                HISTORICAL                     PRO FORMA (1)
                                          -----------------------          -----------------------
                                             HNC           CR       NOTES  ADJUSTMENTS    COMBINED
                                          ---------   -----------   -----  -----------    --------
                                              ASSETS

Current assets:
     Cash and cash equivalents            $   3,974   $       927    (2)    $   (1,400)   $  3,501
     Short-term investments                  18,430            --                   --      18,430
     Accounts receivable, net                25,989         4,164                   --      30,153
     Current portion of deferred
          income taxes                        6,668            --                            6,668
     Other current assets                     3,302            35                   --       3,337
                                          ---------   -----------           ----------    --------
          Total current assets               58,363         5,126               (1,400)     62,089
Property and equipment, net                   9,664           915                   --      10,579
Deferred income taxes, less current
  portion                                    19,754            --                   --      19,754
Other assets                                  2,624           128                   --       2,752
Long-term investments                        18,157            --                   --      18,157
                                          ---------   -----------           ----------    --------
                                          $ 108,562   $     6,169           $   (1,400)   $113,331
                                          =========   ===========           ==========    ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                     $   4,543   $     2,150           $       --    $  6,693
     Accrued liabilities                      6,101           541                   --       6,642
     Deferred revenue                         2,611            --                   --       2,611
     Other current liabilities                  226            17    (3)           590         833
                                          ---------   -----------           ----------    --------
          Total current liabilities          13,481         2,708                  590      16,779
                                          ---------   -----------           ----------    --------
Other non-current liabilities                   360            --                   --         360
                                          ---------   -----------           ----------    --------
Stockholders' equity:
Common stock, $0.001 par value - 50,000
  shares authorized: 19,540 and 19,126
  shares issued and outstanding,
  respectively                                   20           442    (4)          (437)         25
Paid-in capital                              88,218            --    (4)           437      89,684
                                                                     (5)         1,029
Foreign currency translation adjustment          40            --                   --          40
Unrealized gain on investments                    1            --                   --           1
Retained earnings                             6,442         3,019    (2)        (1,400)      6,442
                                                                     (3)          (590)
                                                                     (5)        (1,029)
                                                                     (6)
                                          ---------   -----------           ----------    --------
Total stockholders' equity                   94,721        3,461                (1,990)     96,192
                                          ---------   -----------           ----------    --------
                                          $ 108,562   $    6,169            $   (1,400)   $113,331
                                          =========   ===========           ==========    ========

                  See accompanying notes to unaudited pro forma
             consolidated combined condensed financial information.

                                HNC SOFTWARE INC.
               UNAUDITED PRO FORMA CONSOLIDATED COMBINED CONDENSED
                               STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       HISTORICAL                    PRO FORMA (1)
                                                                                ------------------------             ---------
                                                                                   HNC            CR        NOTES    COMBINED
                                                                                ---------      ---------             --------
Revenues:
    License and maintenance                                                     $  49,278      $  15,069             $ 64,347
    Installation and implementation                                                 7,203             --                7,203
    Contracts and other                                                             6,202             --                6,202
    Service bureau                                                                    --           3,902                3,902
                                                                                ---------      ---------             --------
       Total revenues                                                              62,683         18,971               81,654
                                                                                ---------      ---------             --------
Operating expenses:
    License and maintenance                                                         8,388          5,599               13,987
    Installation and implementation                                                 3,551             --                3,551
    Contracts and other                                                             4,415             --                4,415
    Service bureau                                                                     --          2,986                2,986
    Research and development                                                       14,882            494               15,376
    Sales and marketing                                                            14,482            995               15,477
    General and administrative                                                      6,271          2,097                8,368
                                                                                ---------      ---------             --------
       Total operating expenses                                                    51,989         12,171               64,160
                                                                                ---------      ---------             --------
Operating income                                                                   10,694          6,800               17,494
Other income, net                                                                   1,365             45                1,410
                                                                                ---------      ---------             --------
       Income before income tax provision                                          12,059          6,845               18,904
Income tax provision                                                                4,462            143                4,605
                                                                                ---------      ---------             --------
       Net income                                                               $   7,597      $   6,702             $ 14,299
                                                                                =========      =========             ========
Add:
    S corporation state income tax provision                                                         143     (7)          143
Deduct:
    Pro forma federal and state income tax provision                                              (2,738)    (7)       (2,738)
                                                                                               ---------             --------
        Pro forma net income                                                                   $   4,107             $ 11,704
                                                                                               =========             ========

Net income per share                                                            $    0.37
                                                                                =========
Shares used in computing net income per share                                      20,572
                                                                                =========
Pro forma net income per share                                                                     $0.41     (8)        $0.46
                                                                                               =========             ========
Shares used in computing pro forma net income per share                                           10,000     (8)       25,573
                                                                                               =========             ========

                  See accompanying notes to unaudited pro forma
             consolidated combined condensed financial information.

                                HNC SOFTWARE INC.
               UNAUDITED PRO FORMA CONSOLIDATED COMBINED CONDENSED
                               STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     HISTORICAL                           PRO FORMA (1)
                                                             --------------------------                   -----------
                                                                 HNC             CR           NOTES         COMBINED
                                                             ----------      ----------       -----       ----------
Revenues:
    License and maintenance                                  $   24,431      $    9,042                   $   33,473
    Installation and implementation                               3,813                                        3,813
    Contracts and other                                           8,814              --                        8,814
    Service bureau                                                   --           3,589                        3,589
                                                             ----------      ----------                   ----------
       Total revenues                                            37,058          12,631                       49,689
                                                             ----------      ----------                   ----------
Operating expenses:
    License and maintenance                                       6,409           3,580                        9,989
    Installation and implementation                               1,746                                        1,746
    Contracts and other                                           5,869              --                        5,869
    Service bureau                                                   --           2,628                        2,628
    Research and development                                      9,173             367                        9,540
    Sales and marketing                                           7,595             912                        8,507
    General and administrative                                    4,710           1,431                        6,141
                                                             ----------      ----------                   ----------
       Total operating expenses                                  35,502           8,918                       44,420
                                                             ----------      ----------                   ----------
Operating income                                                  1,556           3,713                        5,269
Other income, net                                                 1,203              39                        1,242
                                                             ----------      ----------                   ----------
       Income before income tax provision                         2,759           3,752                        6,511
Income tax provision                                              1,691              73                        1,764
                                                             ----------      ----------                   ----------
       Net income                                            $    1,068      $    3,679                   $    4,747
                                                             ==========      ==========                   ==========

Add:
    S corporation state income tax provision                                         73          (7)              73
Deduct:
    Pro forma federal and state income tax provision                             (1,501)         (7)          (1,501)
                                                                             ----------                   ----------
        Pro forma net income                                                 $    2,251                   $    3,319
                                                                             ==========                   ==========
Net income per share                                         $     0.05
                                                             ==========
Shares used in computing net income per share                    20,331
                                                             ==========
Pro forma net income per share                                               $     0.23          (8)      $     0.13
                                                                             ==========                   ==========
Shares used in computing pro forma net income per share                          10,000          (8)          25,316
                                                                             ==========                   ==========

                  See accompanying notes to unaudited pro forma
             consolidated combined condensed financial information.

                                HNC SOFTWARE INC.
               UNAUDITED PRO FORMA CONSOLIDATED COMBINED CONDENSED
                               STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     HISTORICAL                         PRO FORMA (1)
                                                             ---------------------------                ----------
                                                                 HNC              CR          NOTES      COMBINED
                                                             ----------       ----------      -----     ----------
Revenues:
    License and maintenance                                  $   36,014       $   12,876                $   48,890
    Installation and implementation                               6,691                                      6,691
    Contracts and other                                          11,128               --                    11,128
    Service bureau                                                   --            4,730                     4,730
                                                             ----------       ----------                ----------
        Total revenues                                           53,833           17,606                    71,439
                                                             ----------       ----------                ----------
Operating expenses:
    License and maintenance                                       8,697            5,028                    13,725
    Installation and implementation                               2,714                                      2,714
    Contracts and other                                           7,694               --                     7,694
    Service bureau                                                   --            3,365                     3,365
    Research and development                                     13,271              537                    13,808
    Sales and marketing                                          10,705            1,218                    11,923
    General and administrative                                    6,634            1,917                     8,551
                                                             ----------       ----------                ----------
        Total operating expenses                                 49,715           12,065                    61,780
                                                             ----------       ----------                ----------
Operating income                                                  4,118            5,541                     9,659
Other income, net                                                 1,650               50                     1,700
                                                             ----------       ----------                ----------
        Income before income tax (benefit) provision              5,768            5,591                    11,359
Income tax (benefit) provision                                     (608)              74                      (534)
                                                             ----------       ----------                ----------
        Net income                                           $    6,376       $    5,517                $   11,893
                                                             ==========       ==========                ==========
Add:
    S corporation state income tax provision                                          74        (7)             74
Deduct:
    Pro forma federal and state income tax provision                              (2,236)       (7)         (2,236)
                                                                              ----------                ----------
        Pro forma net income                                                  $    3,355                $    9,731
                                                                              ==========                ==========
Net income per share                                         $     0.31
                                                             ==========
Shares used in computing net income per share                    20,367
                                                             ==========
Pro forma net income per share                                                $     0.34        (8)     $     0.38
                                                                              ==========                ==========
Shares used in computing pro forma net income per share                           10,000        (8)         25,348
                                                                              ==========                ==========

           See accompanying notes to unaudited pro forma consolidated combined condensed financial information.

                                HNC SOFTWARE INC.
               UNAUDITED PRO FORMA CONSOLIDATED COMBINED CONDENSED
                               STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     HISTORICAL                              PRO FORMA (1)
                                                             ---------------------------                    ----------
                                                                 HNC              CR           NOTES         COMBINED
                                                             ----------       ----------       -----        ----------
Revenues:
    License and maintenance                                  $   16,878       $    7,683                    $   24,561
    Installation and implementation                               4,648                                          4,648
    Contracts and other                                           9,146               --                         9,146
    Service bureau                                                   --            5,349                         5,349
                                                             ----------       ----------                    ----------
        Total revenues                                           30,672           13,032                        43,704
                                                             ----------       ----------                    ----------
Operating expenses:
    License and maintenance                                       4,509            3,394                         7,903
    Installation and implementation                               1,425                                          1,425
    Contracts and other                                           6,894               --                         6,894
    Service bureau                                                   --            3,025                         3,025
    Research and development                                      6,581              417                         6,998
    Sales and marketing                                           6,422              854                         7,276
    General and administrative                                    3,699            1,402                         5,101
                                                             ----------       ----------                    ----------
        Total operating expenses                                 29,530            9,092                        38,622
                                                             ----------       ----------                    ----------
Operating income                                                  1,142            3,940                         5,082
Other income, net                                                   406               78                           484
                                                             ----------       ----------                    ----------
        Income before income tax (benefit) provision              1,548            4,018                         5,566
Income tax (benefit) provision                                     (575)              64                          (511)
                                                             ----------       ----------                    ----------
        Net income                                           $    2,123       $    3,954                    $    6,077
                                                             ==========       ==========                    ==========
Add:
    S corporation state income tax provision                                          64        (7)                 64
Deduct:
    Pro forma federal and state income tax provision                              (1,607)       (7)             (1,607)
                                                                              ----------                    ----------
        Pro forma net income                                                  $    2,411                    $    4,534
                                                                              ==========                    ==========
Pro forma net income per share                               $     0.13       $     0.24        (8)         $     0.21
                                                             ==========       ==========                    ==========
Shares used in computing pro forma net income per share          16,901           10,000        (8)             21,804
                                                             ==========       ==========                    ==========

           See accompanying notes to unaudited pro forma consolidated combined condensed financial information.

                                HNC SOFTWARE INC.
               UNAUDITED PRO FORMA CONSOLIDATED COMBINED CONDENSED
                               STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      HISTORICAL                             PRO FORMA (1)
                                                             ---------------------------                    ----------
                                                                 HNC              CR          NOTES          COMBINED
                                                             ----------       ----------      -----         ----------
Revenues:
    License and maintenance                                  $    9,266       $    4,106                    $   13,372
    Installation and implementation                               3,757                                          3,757
    Contracts and other                                           7,651               --                         7,651
    Service bureau                                                   --            5,058                         5,058
                                                             ----------       ----------                    ----------
        Total revenues                                           20,674            9,164                        29,838
                                                             ----------       ----------                    ----------
Operating expenses:
    License and maintenance                                       3,593            2,229                         5,822
    Installation and implementation                               1,254                                          1,254
    Contracts and other                                           5,040               --                         5,040
    Service bureau                                                   --            2,203                         2,203
    Research and development                                      4,344              335                         4,679
    Sales and marketing                                           3,603              675                         4,278
    General and administrative                                    2,591            1,090                         3,681
                                                             ----------       ----------                    ----------
        Total operating expenses                                 20,425            6,532                        26,957
                                                             ----------       ----------                    ----------
Operating income                                                    249            2,632                         2,881
Other (expense) income, net                                        (156)              16                          (140)
                                                             ----------       ----------                    ----------
        Income before income tax (benefit) provision                 93            2,648                         2,741
Income tax (benefit) provision                                     (455)              54                          (401)
                                                             ----------       ----------                    ----------
        Net income                                           $      548       $    2,594                    $    3,142
                                                             ==========       ==========                    ==========
Add:
    S corporation state income tax provision                                          54       (7)                  54
Deduct:
    Pro forma federal and state income tax provision                              (1,059)      (7)              (1,059)
                                                                              ----------                    ----------
        Pro forma net income                                                  $    1,589                    $    2,137
                                                                              ==========                    ==========
Pro forma net income per share                               $     0.04       $     0.16       (8)          $     0.11
                                                             ==========       ==========                    ==========
Shares used in computing pro forma net income per share          13,870           10,000       (8)              18,756
                                                             ==========       ==========                    ==========


           See accompanying notes to unaudited pro forma consolidated combined condensed financial information.

                                HNC SOFTWARE INC.
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED COMBINED CONDENSED
                              FINANCIAL INFORMATION

(1) The unaudited pro forma consolidated combined condensed financial statements of HNC and CompReview give retroactive effect to the CompReview acquisition which will be accounted for as a pooling of interests and, as a result, such statements are presented as if the companies had been combined for all periods presented.

    There were no material differences between the accounting policies of HNC and CompReview. Certain amounts have been reclassified to conform to the pro forma presentation.

(2) Transaction costs expected to be incurred to complete the Merger approximate $1.4 million and consist primarily of investment banking, legal and accounting fees, and printing, mailing and registration expenses. Due to the non-recurring nature of these costs, they have not been reflected in the pro forma statement of operations.

(3) The pro forma deferred income tax adjustment reflects the recognition of a net deferred tax liability relating to federal and state income taxes as if CompReview had been taxed as a C corporation rather than a subchapter S corporation.

(4) The pro forma adjustment reflects the exchange of all outstanding shares of CompReview's capital stock for an aggregate of approximately 4,885,560 shares of HNC Common Stock and the exchange of all outstanding options to purchase CompReview Common Stock for options to purchase HNC Common Stock to effect the CompReview acquisition. No changes will be made to the terms of the CompReview Options in connection with the merger.

(5) As CompReview terminated its subchapter S corporation election in connection with the Merger, undistributed earnings of CompReview have been reflected as a contribution to the capital of the combined company.

(6) CompReview is a Subchapter S corporation for federal and certain state income tax purposes, and has in the ordinary course of its business historically paid cash distributions to its stockholders to provide them with sufficient cash to meet their tax liabilities arising from CompReview's operations. Consistent with its current dividend practices, CompReview distributed to its stockholders additional cash dividends of $0.05 per share during October 1997 prior to the Effective Time of the Merger.

(7) CompReview is a subchapter S corporation for federal and certain state income tax purposes, and its historical financial statements reflect only certain state taxes on subchapter S corporations as such taxable income or loss is allocable to its stockholders, who are responsible for payment of taxes.

    For purposes of the unaudited pro forma consolidated combined condensed statements of income for the nine month periods ended September 30, 1997 and 1996, and each of the three years in the period ended December 31, 1996, federal and state income taxes have been provided as if CompReview had filed subchapter C corporation income tax returns for the periods presented.

(8) Pro forma per share amounts are based on weighted average options, using the treasury stock method, and shares outstanding during each period, assuming each then outstanding share of CompReview Common Stock or CompReview Option is exchanged for 0.4886 shares or options to purchase 0.4886 shares of HNC Common Stock. The 0.4886 Conversion Ratio is based on application of the Merger conversion formula.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of HNC Software Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of cash flows and of changes in stockholders' equity (deficit) present fairly, in all material respects, the financial position of HNC Software Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 2, on November 28, 1997, HNC Software Inc. merged with CompReview, Inc. in a transaction accounted for as a pooling of interests. The accompanying supplemental consolidated financial statements give retroactive effect to the merger of HNC Software Inc. with CompReview, Inc.

In our opinion, the accompanying supplemental consolidated balance sheet and the related supplemental consolidated statements of income, of cash flows and of changes in stockholders' equity (deficit) present fairly, in all material respects, the financial position of HNC Software Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express and opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Diego, California
January 21, 1997,
except as to the pooling of interests with CompReview, Inc.
which is as of November 28, 1997

                                HNC SOFTWARE INC.
                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     DECEMBER 31,
                                                                               -----------------------
                                                                                 1996           1995
                                                                               --------       --------
                                     ASSETS

Current assets:
    Cash and cash equivalents ...........................................      $  7,517       $ 20,583
    Investments available for sale ......................................         7,353         14,590
    Accounts receivable, net ............................................        19,468          6,996
    Current portion of deferred income taxes ............................         6,400          1,702
    Other current assets ................................................         1,869          1,561
                                                                               --------       --------
        Total current assets ............................................        42,607         45,432
Investments available for sale ..........................................        19,375          8,336
Deferred income taxes, less current portion .............................        22,966            346
Property and equipment, net .............................................         5,966          3,991
Other assets ............................................................         3,305            842
                                                                               --------       --------
                                                                               $ 94,219       $ 58,947
                                                                               ========       ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable ....................................................      $  3,270       $  1,434
    Accrued liabilities .................................................         4,058          2,818
    Deferred revenue ....................................................         3,377          2,101
    Bank line of credit .................................................            --          2,195
    Other current liabilities ...........................................           418            827
                                                                               --------       --------
        Total current liabilities .......................................        11,123          9,375
                                                                               --------       --------
Notes payable to stockholders ...........................................            --          1,000
                                                                               --------       --------
Other non-current liabilities ...........................................           683            659
                                                                               --------       --------
Commitments and contingencies (Notes 6 and 11)

Stockholders' equity:
    Preferred stock, $0.001 par value - 4,000 shares authorized:
        no shares issued or outstanding .................................            --             --
    Common stock, $0.001 par value - 50,000 and 40,000 shares authorized:
        19,126 and 17,892 shares issued and outstanding, respectively ...            19             18
    Paid-in capital .....................................................        83,554         55,334
    Unrealized (loss) gain on investments available for sale ............           (59)            92
    Foreign currency translation adjustment .............................            54             --
    Accumulated deficit .................................................        (1,155)        (7,531)
                                                                               --------       --------
        Total stockholders' equity ......................................        82,413         47,913
                                                                               --------       --------
                                                                               $ 94,219       $ 58,947
                                                                               ========       ========

          See accompanying notes to consolidated financial statements.

                                HNC SOFTWARE INC.
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            YEAR ENDED DECEMBER 31,
                                                   --------------------------------------
                                                     1996           1995           1994
                                                   --------       --------       --------
Revenues:
    License and maintenance .................      $ 36,014       $ 16,878       $  9,266
    Installation and implementation .........         6,691          4,648          3,757
    Contracts and other .....................        11,128          9,146          7,651
                                                   --------       --------       --------
        Total revenues ......................        53,833         30,672         20,674
                                                   --------       --------       --------
Operating expenses:
    License and maintenance .................         8,697          4,509          3,593
    Installation and implementation .........         2,714          1,425          1,254
    Contracts and other .....................         7,694          6,894          5,040
    Research and development ................        13,271          6,581          4,344
    Sales and marketing .....................        10,705          6,422          3,603
    General and administrative ..............         6,634          3,699          2,591
                                                   --------       --------       --------
        Total operating expenses ............        49,715         29,530         20,425
                                                   --------       --------       --------
Operating income ............................         4,118          1,142            249
Interest and other income ...................         2,128            834            156
Interest expense ............................          (478)          (428)          (312)
                                                   --------       --------       --------
           Income before income tax benefit .         5,768          1,548             93
Income tax benefit ..........................          (608)          (575)          (455)
                                                   --------       --------       --------
           Net income .......................      $  6,376       $  2,123       $    548
                                                   ========       ========       ========
Pro forma net income per share ..............                     $   0.13       $   0.04
                                                                  ========       ========
Shares used in computing pro forma net income
    per share ...............................                       16,901         13,870
                                                                  ========       ========
Net income per share ........................      $   0.31
                                                   ========
Shares used in computing net income per share        20,367
                                                   ========


          See accompanying notes to consolidated financial statements.

                                             HNC SOFTWARE INC.
                                    CONSOLIDATED STATEMENT OF CASH FLOWS
                                               (IN THOUSANDS)

                                                                                          DECEMBER  31,
                                                                              --------------------------------------
                                                                                1996           1995           1994
                                                                              --------       --------       --------
Cash flows from operating activities:
    Net income .........................................................      $  6,376       $  2,123       $    548
    Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
        Depreciation and amortization ..................................         3,344          1,589            629
        Changes in assets and liabilities:
           Accounts receivable, net ....................................       (10,100)        (1,393)        (1,754)
           Other assets ................................................        (1,178)          (664)        (1,348)
           Deferred income taxes .......................................        (1,332)        (1,548)            --
           Accounts payable ............................................         1,836            658            139
           Accrued liabilities .........................................           625          1,756            390
           Deferred revenue ............................................         1,472          1,337            (92)
           Other liabilities ...........................................          (402)            --            280
                                                                              --------       --------       --------
               Net cash provided by (used in) operating activities .....           641          3,858         (1,208)
                                                                              --------       --------       --------
Cash flows from investing activities:
    Purchases of investments ...........................................       (26,113)       (28,666)        (7,134)
    Maturities of investments ..........................................        18,125          4,182          6,000
    Proceeds from sale of investments ..................................         3,707          2,467             --
    Acquisitions of property and equipment .............................        (3,853)        (1,947)        (1,534)
                                                                              --------       --------       --------
               Net cash used in investing activities ...................        (8,134)       (23,964)        (2,668)
                                                                              --------       --------       --------
Cash flows from financing activities:
    Net proceeds from issuances of common stock ........................         1,935         33,726             10
    Net proceeds from issuance of preferred stock ......................            --             --          4,949
    Tax benefit from stock options .....................................           896            800             --
    Proceeds under bank line of credit .................................           309          1,085          3,255
    Repayments under bank line of credit ...............................        (2,504)          (265)        (2,890)
    Proceeds from issuances of notes payable to stockholders ...........            --          1,000             --
    Repayment of notes payable to stockholders .........................        (1,000)            --             --
    Repayment of debt from asset purchases .............................        (4,710)            --             --
    Capital lease payments .............................................          (553)          (502)          (304)
    Proceeds from issuances of bank notes payable ......................         1,999             --            603
    Repayments of bank notes payable ...................................        (1,999)          (687)          (348)
                                                                              --------       --------       --------
               Net cash (used in) provided by financing activities .....        (5,627)        35,157          5,275
                                                                              --------       --------       --------
Effect of exchange rate changes on cash ................................            54             --             --
                                                                              --------       --------       --------
Net (decrease) increase in cash and cash equivalents ...................       (13,066)        15,051          1,399
Cash and cash equivalents at beginning of period .......................        20,583          5,532          4,133
                                                                              --------       --------       --------
Cash and cash equivalents at end of period .............................      $  7,517       $ 20,583       $  5,532
                                                                              ========       ========       ========
SIGNIFICANT NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Assets purchased through issuance of debt ..........................      $  4,710       $     --       $     --
                                                                              ========       ========       ========
    Acquisitions of property and equipment under capital leases ........      $    344       $    411       $  1,128
                                                                              ========       ========       ========
    Conversion of preferred stock ......................................      $     --       $ 13,518       $     --
                                                                              ========       ========       ========
    Accretion of dividends on mandatorily redeemable convertible
        preferred stock ................................................      $     --       $    348       $    717
                                                                              ========       ========       ========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
    Interest paid ......................................................      $    448       $    390       $    305
                                                                              ========       ========       ========
    Income taxes paid ..................................................      $     50       $    144       $     30
                                                                              ========       ========       ========

          See accompanying notes to consolidated financial statements.

                                HNC SOFTWARE INC.
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                   CONVERTIBLE PREFERRED STOCK
                                               ------------------------------------
                                                   SERIES A             SERIES E           COMMON STOCK
                                               SHARES    AMOUNT    SHARES     AMOUNT     SHARES    AMOUNT
                                               ------    ------    ------     ------     ------    -------
BALANCE AT DECEMBER 31, 1993                      380    $   --        --     $   --      3,730    $     4
Common stock options exercised................                                               40
Issuance of Series E preferred stock, net
       of issuance costs......................                      1,282          1
Accretion of dividends........................
Net income....................................
                                               ------    ------    ------     ------     ------    -------
BALANCE AT DECEMBER 31, 1994                      380        --     1,282          1      3,770          4
Common stock options exercised................                                              207
Accretion of dividends........................
Issuance of common stock in initial public
       offering, net of issuance costs........                                            2,376          2
Conversion of convertible preferred stock
       into common stock......................   (380)             (1,282)        (1)     8,956          9
Issuance of common stock in secondary
       public offering, net of
       issuance costs.........................                                            1,116          2
Issuance of common stock at inception of
       Retek (Note 2).........................                                            1,367          1
Tax benefit from stock option transactions....
Unrealized gain on investments
       available for sale.....................
Stock warrant exercised.......................                                              100
Net income....................................
                                               ------    ------    ------     ------     ------    -------
BALANCE AT DECEMBER 31, 1995                       --        --        --         --      17,892        18
Common stock options exercised................                                            1,140          1
Common stock issued for
       Employee Stock Purchase Plan...........                                               94
Tax benefit from stock option transactions....
Tax benefit from Retek taxable pooling
  (Note 9)....................................
Unrealized loss on investments
       available for sale.....................
Foreign currency translation adjustment.......
Net income....................................
                                               ------    ------    ------     ------     ------    -------
BALANCE AT DECEMBER 31, 1996                       --    $   --        --     $   --     19,126    $    19
                                               ======    ======    ======     ======     ======    =======

                                                                UNREALIZED
                                                              GAIN (LOSS) ON    FOREIGN                              TOTAL
                                                                INVESTMENTS     CURRENCY                         STOCKHOLDERS'
                                                   PAID-IN       AVAILABLE     TRANSLATION      ACCUMULATED          EQUITY
                                                   CAPITAL       FOR SALE      ADJUSTMENT        (DEFICIT)          (DEFICIT)
                                                   ------     --------------   -----------      -----------      --------------
BALANCE AT DECEMBER 31, 1993                       $ 6,302       $   --          $  --           $(13,094)         $  (6,788)
Common stock options exercised ..................       10                                                                10
Issuance of Series E preferred stock, net
       of issuance costs ........................    4,948                                                             4,949
Accretion of dividends ..........................      717                                                              (717)
Net income ......................................                                                     548                548
                                                   -------       ------          -----           --------          ---------
BALANCE AT DECEMBER 31, 1994                        10,543           --             --           (12,546)            (1,998)
Common stock options exercised ..................       85                                                                85
Accretion of dividends ..........................     (348)                                                             (348)
Issuance of common stock in initial public
       offering, net of issuance costs ..........   14,329                                                            14,331
Conversion of convertible preferred stock
       into common stock ........................   10,618                                          2,892             13,518
Issuance of common stock in secondary
       public offering, net of issuance costs ...   19,184                                                            19,186
Issuance of common stock at inception of
       Retek (Note 2) ...........................      (1)                                                               --
Tax benefit from stock option transactions ......      800                                                               800
Unrealized gain on investments
       available for sale .......................                    92                                                   92
Stock warrant exercised .........................      124                                                               124
Net income ......................................                                                   2,123              2,123
                                                   -------       ------          -----           --------          ---------
BALANCE AT DECEMBER 31, 1995                        55,334           92             --             (7,531)            47,913
Common stock options exercised ..................    1,095                                                             1,096
Common stock issued for
       Employee Stock Purchase Plan .............      839                                                               839
Tax benefit from stock option transactions ......    7,889                                                             7,889
Tax benefit from Retek taxable
    pooling (Note 9) ............................   18,397                                                            18,397
Unrealized loss on investments
       available for sale .......................                  (151)                                                (151)
Foreign currency translation adjustment..........                                   54                                    54
Net income ......................................                                                   6,376              6,376
                                                   -------       ------          -----           --------          ---------
BALANCE AT DECEMBER 31, 1996                       $83,554       $  (59)         $  54           $ (1,155)         $  82,413
                                                   =======       ======          =====           ========          =========

          See accompanying notes to consolidated financial statements.

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1 -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

     The Company

   HNC Software Inc. (the "Company") develops, markets and supports intelligent client-server software solutions for mission-critical decision applications in real-time environments. The Company also performs contract research and development using neural networks and other computational intelligence methods.

     Basis of Presentation

   The consolidated financial statements and related notes give retroactive effect to the mergers on August 30, 1996 with Risk Data Corporation ("RDC") and on November 29, 1996 with Retek Distribution Corporation ("Retek"), for all periods presented, accounted for as poolings of interests. RDC is an insurance information technology services firm engaged in the business of developing and marketing analytical benchmarking and risk management software products primarily for insurance carriers, state insurance funds and third party administrators. Retek develops, markets and installs inventory management system software primarily for customers in the retail industry.

   The consolidated balance sheet as of December 31, 1996 and 1995 includes the accounts of RDC and Retek as of December 31, 1996 and 1995. The consolidated statements of income, of cash flows and of changes in stockholders' equity (deficit) for each of the three years in the period ended December 31, 1996 include the results of RDC and Retek for the years then ended. The term "Company" as used in these consolidated financial statements refers to HNC Software Inc. and its subsidiaries, including RDC and Retek.

   No adjustments to conform accounting methods were required. Certain amounts have been reclassified with regard to presentation of the financial information of the two companies. Revenues and net income (loss) for each of the previously separate companies for the periods prior to their acquisitions are as follows:


                                                                                     YEAR ENDED DECEMBER 31,
                                   NINE MONTHS ENDED      SIX MONTHS ENDED        -----------------------------
                                   SEPTEMBER 30, 1996       JUNE 30, 1996            1995                1994
                                   ------------------    -----------------        --------             --------
                                      (unaudited)          (unaudited)
Revenues:
    HNC ....................            $ 31,423             $ 16,478             $ 25,174             $ 16,473
    RDC ....................                  --                2,600                4,577                4,201
    Retek ..................               5,635                3,377                  921                   --
                                        --------             --------             --------             --------
                                        $ 37,058             $ 22,455             $ 30,672             $ 20,674
                                        ========             ========             ========             ========

Net income (loss):
    HNC ....................            $    975             $  1,780             $  4,457             $  1,923
    RDC ....................                  --               (2,184)              (1,952)              (1,375)
    Retek ..................                  93                   43                 (382)                  --
                                        --------             --------             --------             --------
                                        $  1,068             $   (361)            $  2,123             $    548
                                        ========             ========             ========             ========

     Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

     Financial Statement Preparation

   The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Cash Equivalents

   Cash equivalents are highly liquid investments and consist of investments in money market accounts and commercial paper purchased with maturities of three months or less.

     Investments

   Management determines the appropriate classification of its investments in marketable debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date. As of and for the year ended December 31, 1994 based upon the Company's intent and ability, the Company classified such securities in the held-to-maturity category and recorded these securities at amortized cost, which approximated market value. As of December 31, 1995, the Company reassessed its intent and ability with respect to these securities. As a result of this reassessment, the Company reclassified all securities as "available for sale" and accounts for them accordingly on a prospective basis. Available for sale securities are carried at fair value with unrealized gains or losses related to these securities included in stockholders' equity in the Company's consolidated balance sheet.

     Property and Equipment

   Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets of three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining terms of the related leases. Repair and maintenance costs are charged to expense as incurred.

      Software Costs

   Software costs are recorded at cost and amortized over their estimated useful lives of 36 to 42 months. Software costs are comprised of purchased software and other rights which are recorded at the lower of cost or net realizable value. At December 31, 1996 and 1995, software costs of $2,561 and $0, respectively, are included in other assets in the consolidated balance sheet net of accumulated amortization of $642 and $0, respectively.

   Software product development costs incurred from the time technological feasibility is reached until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. Through December 31, 1996, no significant amounts were expended subsequent to reaching technological feasibility.

     Long-Lived Assets

   The Company investigates potential impairments of long-lived assets, certain identifiable intangibles and associated goodwill, on an exception basis, when events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. No such impairments of long-lived assets existed through December 31, 1996.

     Stock-Based Compensation

   The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic value method and provides pro forma disclosures of net income and earnings per share as if the fair value-based method had been applied in measuring compensation expense (Note 10).

     Revenue Recognition

   Revenue from long-term periodic software license agreements is generally recognized ratably over the respective license periods. Revenue from perpetual licenses of the Company's software for which there are no significant continuing obligations and collection of the related receivables is probable is recognized on delivery of the software and acceptance by the customer.

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

   Revenue from software installation and contract services is generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Amounts received in advance of performance under contracts are recorded as deferred revenue and are generally recognized within one year from receipt. Contract losses are recorded as a charge to income in the period such losses are first identified. Unbilled receivables are stated at estimated realizable value. Contract costs under government contracts, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Through 1990, indirect government contract costs have been agreed upon with government representatives. Revenues from government contracts have been recorded in amounts that are expected to be realized upon final settlement.

   Revenue from product sales, which is included in contracts and other revenue, is recognized upon shipment to the customer.

     Income Taxes

   Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount "more likely than not" to be realized in future tax returns. Tax rate changes are reflected in income during the period such changes are enacted.

     Foreign Currency Translation

   The financial statements of the Company's international operations are translated into U.S. dollars using period-end exchange rates for assets and liabilities and average exchange rates during the period for revenues and expenses. Cumulative translation gains and losses are excluded from results of operations and accumulated as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's local currency) are included in the consolidated statement of income and are not material.

     Diversification of Credit Risk

   The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash equivalents, investments and trade accounts receivable which are generally not collateralized. The Company's policy is to place its cash, cash equivalents and investments with high credit quality financial institutions and commercial companies and government agencies in order to limit the amount of its credit exposure. The Company's software license and installation agreements and commercial development contracts are primarily with customers in the financial services, insurance and retail industries. The Company maintains reserves for potential credit losses.

   During 1996, 1995 and 1994, sales under prime and subcontracts with the federal government represented 3.0%, 7.3%, and 11.3%, respectively, of the Company's total revenues. One domestic customer accounted for 11.4%, 12.4% and 11.6% of total revenues in 1996, 1995 and 1994, respectively. Revenues from international operations and export sales, primarily to Western Europe and Canada, represented approximately 23.4%, 17.9%, and 11.4% of total revenues in 1996, 1995 and 1994, respectively. Export sales were $7,310, $4,595 and $2,355 in 1996, 1995 and 1994, respectively.

     Disclosures about fair value of financial instruments

   The carrying amounts of cash and cash equivalents, accrued liabilities, the bank line of credit and notes payable to stockholders approximate fair value because of the short term maturities of these financial instruments. The carrying amounts of capital lease obligations approximate their fair values based on interest rates currently available to the Company for borrowings with similar terms and maturities.

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Reincorporation and stock split

   In May 1995, the stockholders approved an Agreement and Plan of Merger whereby the Company merged with and into a newly incorporated Delaware corporation ("HNC Delaware"), which is the surviving corporation. In conjunction with the merger, each share of the Company's common stock, preferred stock and options and warrants to purchase the Company's common stock was exchanged for one-half share of HNC Delaware's common stock, preferred stock and options and warrants to purchase HNC Delaware's common stock, at twice the exercise price for options and warrants. All references to share and per share amounts of common and preferred stock and other data in these financial statements have been retroactively restated to reflect the reincorporation.

   In April 1996, the Company consummated a two-for-one stock split effected in the form of a common stock dividend. All references in these consolidated financial statements to share and per share amounts have been adjusted to give retroactive effect to the stock split.

     Pro forma net income per share

   Pro forma net income per share is computed based on the weighted average number of common shares and common stock equivalents, using the treasury stock method, outstanding during the respective periods after giving retroactive effect to the conversion, which occurred upon the closing of the Company's initial public offering, of all outstanding shares of preferred stock into 8,957 shares of common stock. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, all stock options granted from May 5, 1994 through June 26, 1995 have been included as outstanding for all periods prior to June 26, 1995 using the treasury stock method and the $7.00 initial public offering price per share. For periods prior to 1996, historical earnings per share are not presented because such amounts are not deemed meaningful due to the significant change in the Company's capital structure that occurred in connection with the initial public offering.

     Net income per share

   Net income per share is computed based on the weighted average number of common shares and common stock equivalents, using the treasury stock method, outstanding during the period.

     Reclassifications

   Certain prior year balances have been reclassified to conform to the current year presentation.

NOTE 2 -- ACQUISITIONS

   On August 30, 1996, the Company completed an acquisition of Risk Data Corporation ("RDC"). Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,891 common shares for all of the then outstanding shares of RDC preferred and common stock. All periods presented have been retroactively restated (Note 1).

   On November 29, 1996, the Company completed an acquisition of all of the outstanding shares of Retek Distribution Corporation. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,367 common shares for all of Retek's then outstanding shares. All periods presented have been retroactively restated (Note 1).

   Transaction costs of $563 and $515 were incurred to complete the mergers with RDC and Retek, respectively. Transaction costs were charged to income as incurred and consisted primarily of investment banker, legal and accounting fees, and printing, mailing and registration expenses.

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 3 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                          DECEMBER 31,
                                                    -----------------------
                                                      1996           1995
                                                    --------       --------
Accounts receivable, net:
     Billed ..................................      $ 10,156       $  4,048
     Unbilled ................................         9,299          2,955
     Other ...................................           636            496
                                                    --------       --------
                                                      20,091          7,499
Less allowance for doubtful accounts .........          (623)          (503)
                                                    --------       --------
                                                    $ 19,468       $  6,996
                                                    ========       ========

   Unbilled amounts represent revenue recorded in excess of amounts billable pursuant to contract provisions and generally become billable at contractually specified dates or upon the attainment of milestones. Unbilled amounts are expected to be realized within one year.

                                                          DECEMBER 31,
                                                    -----------------------
                                                      1996           1995
                                                    --------       --------
Property and equipment, net:
     Computer equipment ......................      $  8,409       $  4,934
     Furniture and fixtures ..................         1,884          1,268
     Leasehold improvements ..................           273            167
                                                    --------       --------
                                                      10,566          6,369
Less accumulated depreciation and amortization        (4,600)        (2,378)
                                                    --------       --------
                                                    $  5,966       $  3,991
                                                    ========       ========
Accrued liabilities:
     Payroll and related benefits ............      $  1,457       $  1,126
     Vacation ................................           673            435
     Other ...................................         1,928          1,257
                                                    --------       --------
                                                    $  4,058       $  2,818
                                                    ========       ========

NOTE 4 -- INVESTMENTS

   At December 31, 1996 and 1995, the amortized cost and estimated fair value of investments available for sale were as follows:

                                                                      DECEMBER 31, 1996
                                             ---------------------------------------------------------------------
                                              AMORTIZED         UNREALIZED          UNREALIZED            FAIR
                                                COST              GAINS               LOSSES              VALUE
                                             ----------         ----------          ----------          ----------
Current:
U.S. government and federal agencies         $    1,999         $       --          $       (2)         $    1,997
U.S. corporate debt ................              3,149                 --                  (6)              3,143
Foreign corporate debt .............              2,216                 --                  (3)              2,213
                                             ----------         ----------          ----------          ----------
                                                  7,364                 --                 (11)              7,353
                                             ----------         ----------          ----------          ----------
Non-current:
U.S. government and federal agencies         $   16,213         $       --          $      (36)         $   16,177
Foreign government debt ............              1,006                 --                  (2)              1,004
U.S. corporate debt ................              1,702                 --                  (8)              1,694
Foreign corporate debt .............                502                 --                  (2)                500
                                             ----------         ----------          ----------          ----------
                                                 19,423                 --                 (48)             19,375
                                             ----------         ----------          ----------          ----------
                                             $   26,787         $       --          $      (59)         $   26,728
                                             ==========         ==========          ==========          ==========

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      DECEMBER 31, 1995
                                             -------------------------------------------------------------------
                                              AMORTIZED         UNREALIZED         UNREALIZED           FAIR
                                                COST              GAINS              LOSSES             VALUE
                                             ----------         ----------         ----------         ----------
Current:
U.S. government and federal agencies         $    1,481         $        9         $       --         $    1,490
Foreign government debt ............              1,017                  2                 --              1,019
U.S. corporate debt ................              8,870                 45                 --              8,915
Foreign corporate debt .............              3,164                  2                 --              3,166
                                             ----------         ----------         ----------         ----------
                                                 14,532                 58                 --             14,590
                                             ----------         ----------         ----------         ----------
Non-current:
Foreign government debt ............         $    1,019                  2                 --              1,021
U.S. corporate debt ................              7,077                 32                 --              7,109
Foreign corporate debt .............                206                 --                 --                206
                                             ----------         ----------         ----------         ----------
                                                  8,302                 34                 --              8,336
                                             ----------         ----------         ----------         ----------
                                             $   22,834         $       92         $       --         $   22,926
                                             ==========         ==========         ==========         ==========

   Maturities for non-current investments in securities range from one to two years. Included in the Company's 1995 income statement is a realized gain in the amount of $3 related to the sale of held-to-maturity securities with an aggregate amortized cost in the amount of $2,464. No significant gains or losses were recognized during the year ended December 31, 1996. The cost of securities sold is determined by the specific identification method.

NOTE 5 -- NOTES PAYABLE

   The Company has a Loan and Security Agreement with a bank which provides for a $5,000 revolving line of credit through July 10, 1997. The agreement requires that the Company maintain certain financial ratios and levels of tangible net worth and also restricts the Company's ability to pay cash dividends and repurchase stock without the bank's consent. At December 31, 1996 and 1995, the Company had $0 outstanding under the revolving line of credit. Any borrowings under the agreement will be collateralized by substantially all of the Company's assets. Interest is payable monthly at the bank's prime rate, which was 8.25% at December 31, 1996.

   The RDC credit facility was comprised of a revolving line of credit secured by eligible accounts receivable as well as a bridge loan which was secured by the guarantees of certain stockholders. The revolving line of credit matured on January 5, 1997. The bridge loan matured on September 5, 1996. All outstanding amounts were repaid during 1996 and neither credit facility was renewed.

   During 1995, the preferred stockholders of RDC loaned the Company $1,000 under subordinated note agreements (secured by the assets of RDC but subordinated to borrowings under the RDC line of credit) bearing interest at 9%. All outstanding amounts were repaid during 1996.

NOTE 6 -- LEASES

   At December 31, 1996, the Company is obligated under noncancelable operating leases for its facilities and certain equipment through 2003 as follows:

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               NET FUTURE
                      FUTURE MINIMUM       LESS SUBLEASE     MINIMUM LEASE
                      LEASE PAYMENTS          INCOME            PAYMENTS
                      --------------       -------------     --------------
        1997              $1,943                $212            $1,731
        1998               1,539                 192             1,347
        1999               1,189                 149             1,040
        2000               1,211                   -             1,211
        2001               1,249                   -             1,249
        thereafter         1,787                   -             1,787

   The lease for the Company's corporate headquarters provides for scheduled rent increases and an option to extend the lease for five years with certain changes to the terms of the lease agreement and a refurbishment allowance. Rent expense under operating leases for the years ended December 31, 1996, 1995, and 1994 was approximately $1,340, $1,192, and $898, respectively, net of sublease income of $125, $83 and $40, respectively.

   RDC maintains a lease line of credit with a leasing company for the acquisition of equipment under capital lease arrangements. Future minimum payments are as follows:

        1997.......................................       $ 475
        1998.......................................         232
        1999.......................................          66
                                                          -----
                                                            773
        Less amounts representing interest ........        (110)
                                                          -----
        Capital lease obligations .................         663
        Less current portion ......................        (399)
                                                          -----
                                                          $ 264
                                                          =====

   The gross value of assets under capital leases at December 31, 1996 and 1995 was $1,481 and $2,186 and accumulated amortization was $599 and $572, respectively. Amortization expense for assets acquired under capital leases is included in depreciation expense.

NOTE 7 -- LICENSE OF CHARACTER RECOGNITION TECHNOLOGY

   In November 1992, the Company entered into an agreement that granted Mitek a license to use certain character recognition technology developed by the Company. The agreement provided for the Company to receive an initial license and support fee payment of $1,350 and an additional license and support fee based on a percentage of Mitek's revenue from the sale of character recognition products through November 1995. The agreement also required that the Company sell certain proprietary computer boards to Mitek at a substantial discount from normal sales prices, but in excess of cost, and provide ongoing engineering and technical support over the agreement period, which ended during November 1995. As the Company had a significant continuing obligation under this agreement, the initial license and support fee received thereunder was deferred on receipt and recognized as revenue over the performance period based on estimated sales of proprietary computer boards. The additional license and support fees were recognized as a percentage of actual Mitek revenues pursuant to the agreement.

   Revenue recognized pursuant to this agreement, which is included in "contracts and other" in the consolidated statement of income, is summarized as follows:

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                       1995              1994
                                                      ------            ------
        Initial license fee ......................    $   47            $  295
        Additional license and support fee .......       314               476
        Computer board sales .....................       527               657
                                                      ------            ------
                                                      $  888            $1,428
                                                      ======            ======

NOTE 8 -- CAPITAL STOCK

   During June 1995, the Company completed its initial public offering for sale of 5,175 shares of common stock (of which 2,375 shares were sold by the Company and 2,800 shares were sold by certain selling stockholders) at a price to the public of $7.00 per share, which resulted in net proceeds to the Company of $15,461 after the payment of underwriters' commissions but before the deduction of offering expenses. Upon the closing of the Company's initial public offering, all outstanding shares of Series A, B, C, D, and E convertible preferred stock were automatically converted into shares of common stock at their then effective conversion prices. Upon conversion, the preferred stockholders were no longer entitled to any undeclared cumulative dividends and all class voting rights terminated.

   During December 1995, the Company completed a secondary public offering for sale of 3,000 shares of common stock (of which 1,116 shares were sold by the Company and 1,884 shares were sold by certain selling stockholders) at a price to the public of $18.50 per share, which resulted in net proceeds to the Company of $19,606 after the payment of underwriters' commissions but before the deduction of offering expenses.

   The Board of Directors is authorized to issue up to 4,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to the rights of the holders of any Preferred Stock that may be issued in the future.


NOTE 9 -- INCOME TAXES

   Income (loss) before income tax benefit was taxed under the following jurisdictions:

                                               YEAR ENDED DECEMBER 31,
                                       --------------------------------------
                                        1996           1995            1994
                                       -------        -------         -------
        Domestic ..............        $ 3,008        $ 1,746         $    93
        Foreign ...............          2,760           (198)             --
                                       -------        -------         -------
                                       $ 5,768        $ 1,548         $    93
                                       =======        =======         =======

   The income tax provision (benefit) is summarized as follows:

                                                   YEAR ENDED DECEMBER 31,
                                          ---------------------------------------
                                           1996            1995            1994
                                          -------         -------         -------
        Current:
           Federal ...............        $ 1,132         $    97         $    17
           State .................            137              76              28
           Foreign ...............             51              --              --
        Deferred:
           Federal ...............         (1,569)           (521)           (425)
           State .................            (63)           (183)            (75)
           Foreign ...............           (296)            (44)             --
                                          -------         -------         -------
                                          $  (608)        $  (575)        $  (455)
                                          =======         =======         =======

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      Deferred tax assets are summarized as follows:

                                                 DECEMBER 31,
                                              1996         1995
                                            -------      -------

Taxable pooling basis difference .....      $18,397      $     -
Net operating loss carryforwards .....        8,587        2,902
Tax credit carryforwards .............        1,878        1,370
Other ................................          504          493
                                            -------      -------
Gross deferred tax assets ............       29,366        4,765
Deferred tax asset valuation allowance            -       (2,717)
                                            -------      -------
   Net deferred tax asset ............      $29,366      $ 2,048
                                            =======      =======

      At December 31, 1994, the Company provided a deferred tax asset valuation allowance for deferred tax assets which management determined were "more likely than not" unrealizable based on trends in operating results after eliminating the effects of non-recurring revenue (Note 7). During 1995, the Company released the valuation allowance related to HNC's deferred tax assets based on management's assessment that it was more likely than not that the Company would realize a portion of those assets in future periods due to improvements in HNC's operating results. During 1996, the Company released the valuation allowances related to RDC and Retek deferred tax assets based on management's assessment that it was more likely than not that the Company would realize those assets in future periods due to improvements in the operating results of those subsidiaries.

      During 1996 and 1995, the Company realized certain tax benefits related to stock option plans in the amount of $7,889 and $800, respectively. The benefit from the stock option tax deduction is credited directly to paid-in capital.

      In connection with the acquisition of Retek, the Company made an Internal Revenue Code Section 338 election for federal and state tax purposes, resulting in the treatment of the acquisition as a taxable transaction, whereby the tax bases of the acquired assets and liabilities were adjusted to their fair values as of the date of the acquisition. As the purchase price exceeded the carrying value of the net assets acquired by approximately $46,000, the Company recorded a deferred tax asset in the amount of $18,397.

      A reconciliation of the income tax benefit to the amount computed by applying the statutory federal income tax rate to income before income tax provision is summarized as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                        -----------------------------------
                                                          1996          1995          1994
                                                        -------       -------       -------

Amounts computed at statutory federal rate .......      $ 1,961       $   526       $    32
Release of valuation allowance ...................       (2,717)       (2,223)       (1,008)
Tax credit carryforwards generated ...............         (334)          (68)          (51)
Losses without tax benefit .......................            -           794           468
Separate return impact of acquired businesses ....         (154)            -             -
Acquisition expenses not tax deductible ..........          367             -             -
State income tax expense .........................          480           401            28
Foreign net operating loss carryforwards generated         (296)          (44)            -
Other ............................................           85            39            76
                                                        -------       -------       -------
   Income tax benefit ............................      $  (608)      $  (575)      $  (455)
                                                        =======       =======       =======

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      At December 31, 1996, the Company had federal, state and foreign net operating loss carryforwards of approximately $22,300, $10,800 and $800, respectively. The Company's net operating loss carryforwards expire as follows:

1997 ..........   $   278
1998 ..........       240
1999 ..........         2
2001 ..........     9,148
2003 ..........       833
2004 ..........     1,240
2005 ..........     1,216
2006 ..........     1,670
2007 ..........        17
2008 ..........     1,692
2009 ..........     1,370
2010 ..........     1,840
2011 ..........    14,086
No expiration .       268

      The Company also has approximately $1,400 of federal research and development credit carryforwards, which expire from 2000 to 2011, $400 of state research and development credit carryforwards, which have no expiration date, and $100 of foreign tax credit carryforwards, which expire from 1999 to 2000. Certain of these net operating loss and research and development credit carryforwards generated by RDC and Retek prior to their acquisitions by HNC are subject to annual limitations on their utilization and also are limited to utilization solely by the Company which generated them. Should a substantial change in HNC's ownership occur, as defined by the Tax Reform Act of 1986, there will be an annual limitation on the utilization of net operating loss and research and development credit carryforwards.


NOTE 10 -- EMPLOYEE BENEFIT PLANS

      During 1987, the Company adopted the 1987 Stock Option Plan whereby 2,500 shares of the Company's common stock were reserved for issuance pursuant to nonqualified and incentive stock options to its officers, directors, key employees and consultants. The plan, as amended, is administered by the Board of Directors or its designees and provides generally that, for incentive stock options and nonqualified stock options, the exercise price must not be less than the fair market value of the shares as determined by the Board of Directors at the date of grant. The options expire no later than ten years from the date of grant and may be exercised in installments based upon stipulated timetables (not in excess of seven years). At December 31, 1996, options to purchase 545 shares were exercisable.

      During 1995, the Company adopted the 1995 Directors Stock Option Plan (the "Directors Plan"), the 1995 Equity Incentive Plan (the "Incentive Plan") and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). For purposes of the discussion contained in the three paragraphs below, "fair market value" means the closing price of the Company's Common Stock on the Nasdaq National Market on the grant date.

      The Directors Plan provides for the issuance of up to 300 nonqualified stock options to the Company's outside directors. Under the provisions of the Directors Plan, options to purchase 25 shares of the Company's common stock are granted to outside directors upon their respective dates of becoming members of the Board of Directors and 10 additional options will be granted on each anniversary of such dates. Options under the Directors Plan are granted at the fair market value of the stock at the grant date and vest at specific times over a four-year period. At December 31, 1996, options to purchase 40 shares were exercisable.

      The Incentive Plan provides for the issuance of up to 2,800 shares of the Company's common stock in the form of nonqualified or incentive stock options, restricted stock or stock bonuses. In addition, any shares remaining unissued under the 1987 Stock Option Plan on the effective date of the Incentive Plan, and any shares issuable upon exercise of options granted pursuant to the 1987 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


issuance under the 1987 Stock Option Plan but will be available for issuance under the Incentive Plan. Nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the Incentive Plan may have a term of up to 10 years. The Company has the discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards, and options typically vest at the rate of 25% of the total grant per year over a four-year period. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. At December 31, 1996, 58 shares were exercisable under the Incentive Plan.

      The Purchase Plan provides for the issuance of a maximum of 400 shares of common stock. Each purchase period, eligible employees may designate between 2% and 10% of their cash compensation, subject to certain limitations, to be deducted from their pay for the purchase of common stock under the Purchase Plan. The purchase price of the shares under the Purchase Plan is equal to 85% of the lesser of the fair market value per share, as defined by the Purchase Plan, on the first day of the twelve-month offering period or the last day of each six-month purchase period. Approximately 65% of eligible employees have participated in the Plan in the last two years. Under the Purchase Plan, the Company sold 94 shares to employees in 1996.

      RDC's stock option plan is administered by HNC's Board of Directors. All outstanding RDC options were converted into options to purchase HNC common stock and adjusted to give effect to the exchange ratio (Note 2). No changes were made to the terms of the RDC options in connection with the exchange. Options granted under the RDC stock option plan generally vest at the rate of 25% of the total grant per year over a four-year period and expire 10 years after the date of grant. At December 31, 1996, 63 shares were exercisable under the RDC plan.

      Retek's stock options are administered by HNC's Board of Directors. All outstanding Retek options were converted into options to purchase the Company's common stock and adjusted to give effect to the exchange ratio (Note 2). No changes were made to the terms of the Retek options in connection with the exchange. Options granted vest ratably over periods from one to four years and have a term of up to 10 years. At December 31, 1996, options to purchase 28 shares were exercisable.

      Transactions under the Company's stock option and purchase plans during the years ended December 31, 1996 and 1995, including options under the RDC stock option plan and options under the Retek stock option plan but excluding options to purchase stock of a subsidiary of the Company, Aptex Software Inc. ("Aptex"), are summarized as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                               1996                           1995
                                                    --------------------------    -------------------------
                                                              WEIGHTED AVERAGE             WEIGHTED AVERAGE
                                                    SHARES     EXERCISE PRICE     SHARES    EXERCISE PRICE
                                                    ------    ----------------    ------   ----------------

Outstanding at beginning of year .............       2,722       $   2.87          2,081       $  0.49
Options granted ..............................       1,591          28.84          1,101          6.67
Options exercised ............................      (1,140)           .96           (207)         0.41
Options canceled .............................        (150)         17.77           (253)         1.75
                                                    ------                        ------
Outstanding at end of year ...................       3,023          16.53          2,722          2.87
                                                    ======                        ======

Options exercisable at end of year ...........         734                         1,427
Weighted average fair value of options granted
during the year ..............................     $ 16.94                        $ 4.64

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      The following table summarizes information about employee stock options outstanding at December 31, 1996:

                                         OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                      -------------------------------------------------------  ---------------------------------
                            NUMBER         WEIGHTED AVERAGE       WEIGHTED          NUMBER           WEIGHTED
     RANGE OF           OUTSTANDING AT         REMAINING           AVERAGE      OUTSTANDING AT       AVERAGE
  EXERCISE PRICES     DECEMBER 31, 1996    CONTRACTUAL LIFE    EXERCISE PRICE  DECEMBER 31, 1996  EXERCISE PRICE
  ---------------     -----------------    ----------------    --------------  -----------------  --------------

$  0.02 to $  0.92             554             4.66 years         $  0.35               475           $  0.30
   1.00 to    3.00             607             8.10                  2.67               157              2.67
   4.50 to   21.38             505             8.73                 13.06                92             10.91
  21.50 to   30.25             510             9.38                 26.64                 1             22.55
  30.50 to   30.75             568             9.73                 30.68                 9             30.75
  30.81 to   49.50             279             9.47                 37.81               -                   -
                            ------                                                   ------
$  0.02 to  $49.50           3,023             8.23                 16.53               734              2.55
                            ======                                                   ======

      During 1996, Aptex adopted the 1996 Equity Incentive Plan (the "Aptex Plan") whereby 2,000 shares of Aptex common stock were reserved for issuance pursuant to nonqualified and incentive stock options and restricted stock awards. The plan is administered by the Board of Directors of Aptex or its designees and provides generally that nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the Incentive Plan may have a term of up to 10 years. The Company has the discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards, and options typically vest at the rate of 25% of the total grant per year over a four-year period. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. During 1996, Aptex issued 1,000 shares of common stock under the Aptex Plan at an issuance price of $0.03 per share. No options granted under the Aptex Plan were exercisable at December 31, 1996.

      The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock-based compensation. No compensation expense has been recognized for its employee stock option grants, which are fixed in nature, as the options have been granted at fair market value. No compensation expense has been recognized for the Purchase Plan. Had compensation cost for the Company's stock-based compensation awards issued during 1996 and 1995 been determined based on the fair value at the grant dates of awards consistent with the method of Financial Accounting Standards Board Statement No. 123, the Company's net income and pro forma net income per share would have been reduced to the pro forma amounts indicated below:

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                          1996         1995
                                                       ----------   ----------
Net income:
   As reported  ..................................       $ 6,376     $ 2,123
   Pro forma  ....................................         2,137       1,549
Net income per share:
   As reported  ..................................       $   .31     $  .13
   Pro forma  ....................................           .11        .09

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the years ended December 31, 1996 and 1995, respectively: dividend yield of 0.0% for both years, risk-free interest rates of 6.03% and 6.29%, expected volatility of 70% and 75%, and expected lives of 3.5 years for both years. The fair value of the employees' purchase rights pursuant to the Purchase Plan is estimated using the Black-Scholes model with the following assumptions: dividend yield of 0.0% for both years, risk-free interest rates of 5.36% and 5.66%, expected volatility of 70% and 75%; and an expected life of 6 months for both years. The weighted-average fair value of those purchase rights granted in 1996 and 1995 was $9.61 and $2.75, respectively.

                                HNC SOFTWARE INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      The fair value of each option granted under the Aptex Plan is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the year ended December 31, 1996: dividend yield of 0.0%, risk-free interest rate of 6.42%, expected volatility of 90%, and an expected life of 9.25 years. Options to purchase 704 shares were granted during 1996 at a weighted average exercise price of $0.03 per share. The weighted average fair value of options granted during the year was $0.03 per share. At December 31, 1996, there were 704 options outstanding under the Aptex Plan with a weighted average exercise price of $0.03 per share and a weighted average remaining contractual life of 9.74 years.


NOTE 11 -- CONTINGENCIES

      Various claims arising in the course of business, seeking monetary damages and other relief, are pending. The amount of the liability, if any, from such claims, cannot be determined with certainty; however, in the opinion of management, the ultimate liability for such claims will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.


NOTE 12 -- SUBSEQUENT EVENT

      On November 28, 1997, the Company acquired all of the outstanding stock of CompReview, Inc., ("CompReview"), an insurance information technology product and services company located in Costa Mesa, California, in exchange for the issuance of 4,885,560 shares of HNC common stock. All outstanding options of CompReview were exchanged for options to purchase 195,419 shares of HNC common stock. The acquisition was effected through a statutory merger for which the Company intends to account as a "pooling of interests" transaction for financial reporting purposes, and the merger was structured to be a "tax-free" reorganization for income tax purposes.

                                HNC SOFTWARE INC.
                     SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                     DECEMBER 31,
                                                                               -----------------------
                                                                                  1996           1995
                                                                               --------       --------
                                      ASSETS
Current assets:
  Cash and cash equivalents .............................................      $  8,121       $ 22,049
  Investments available for sale ........................................         7,353         14,590
  Accounts receivable, net ..............................................        22,492          9,142
  Current portion of deferred income taxes ..............................         6,383          1,692
  Other current assets ..................................................         1,917          1,573
                                                                               --------       --------
     Total current assets ...............................................        46,266         49,046
Investments available for sale ..........................................        19,375          8,336
Deferred income taxes, less current portion .............................        22,966            346
Property and equipment, net .............................................         6,339          4,501
Other assets ............................................................         3,330            874
                                                                               --------       --------
                                                                               $ 98,276       $ 63,103
                                                                               ========       ========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ......................................................      $  4,368       $  2,300
  Accrued liabilities ...................................................         4,433          3,094
  Deferred revenue ......................................................         3,377          2,101
  Bank line of credit ...................................................            --          2,195
  Other current liabilities .............................................           445            893
                                                                               --------       --------
    Total current liabilities ...........................................        12,623         10,583
                                                                               --------       --------
Notes payable to stockholders ...........................................            --          1,000
                                                                               --------       --------
Other non-current liabilities ...........................................           683            659
                                                                               --------       --------

Commitments and contingencies (Notes 6 and 11)

Stockholders' equity:
  Preferred stock, $0.001 par value - 4,000 shares authorized:
    no shares issued and outstanding ....................................            --             --
  Common stock, $0.001 par value - 50,000 and 40,000 shares authorized:
    24,012 and 22,778 shares issued and outstanding, respectively .......            24             23
  Paid-in capital .......................................................        83,991         55,771
  Unrealized (loss) gain on investments available for sale ..............           (59)            92
  Foreign currency translation adjustment ...............................            54             --
  Retained earnings (accumulated deficit) ...............................           960         (5,025)
                                                                               --------       --------
    Total stockholders' equity ..........................................        84,970         50,861
                                                                               --------       --------
                                                                               $ 98,276       $ 63,103
                                                                               ========       ========


    See accompanying notes to supplemental consolidated financial statements.

                                HNC SOFTWARE INC.
                  SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                              YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------
                                                                        1996           1995           1994
                                                                      --------       --------       --------

Revenues:
    License and maintenance ....................................      $ 48,890       $ 24,561       $ 13,372
    Installation and implementation ............................         6,691          4,648          3,757
    Contracts and other ........................................        11,128          9,146          7,651
    Service bureau .............................................         4,730          5,349          5,058
                                                                      --------       --------       --------
        Total revenues ........................................        71,439         43,704         29,838
                                                                      --------       --------       --------

Operating expenses:
    License and maintenance ....................................        13,725          7,903          5,822
    Installation and implementation ............................         2,714          1,425          1,254
    Contracts and other ........................................         7,694          6,894          5,040
    Service bureau .............................................         3,365          3,025          2,203
    Research and development ...................................        13,808          6,998          4,679
    Sales and marketing ........................................        11,923          7,276          4,278
    General and administrative .................................         8,551          5,101          3,681
                                                                      --------       --------       --------
        Total operating expenses ...............................        61,780         38,622         26,957
                                                                      --------       --------       --------
Operating income ...............................................         9,659          5,082          2,881
Interest and other income ......................................         2,178            912            172
Interest expense ...............................................          (478)          (428)          (312)
                                                                      --------       --------       --------
        Income before income tax benefit .......................        11,359          5,566          2,741
Income tax benefit .............................................          (534)          (511)          (401)
                                                                      --------       --------       --------
        Net income .............................................      $ 11,893       $  6,077       $  3,142
                                                                      ========       ========       ========

Pro forma net income per share .................................                     $   0.28       $   0.17
                                                                                     ========       ========
Net income per share ...........................................      $   0.47
                                                                      ========

Shares used in computing pro forma net income and net income
    per share (Note 1) .........................................        25,348         21,804         18,756
                                                                      ========       ========       ========


Unaudited pro forma adjusted data (Note 1):
    Income before income tax provision .........................      $ 11,359       $  5,566       $  2,741
    Income tax provision .......................................         1,628          1,032            604
                                                                      --------       --------       --------
      Net income ...............................................      $  9,731       $  4,534       $  2,137
                                                                      ========       ========       ========

    Net income per share .......................................      $   0.38       $   0.21       $   0.11
                                                                      ========       ========       ========

Shares used in computing pro forma adjusted net income
  per share (unaudited) (Note 1) ...............................        25,348         21,804         18,756
                                                                      ========       ========       ========


    See accompanying notes to supplemental consolidated financial statements.

                                HNC SOFTWARE INC.
                SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                                   DECEMBER 31,
                                                                                      --------------------------------------
                                                                                        1996           1995           1994
                                                                                      --------       --------       --------
Cash flows from operating activities:
    Net income .................................................................      $ 11,893       $  6,077       $  3,142
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization ..........................................         3,605          1,874            789
        Changes in assets and liabilities:
           Accounts receivable, net ............................................       (10,978)        (1,658)        (3,037)
           Other assets ........................................................        (1,207)          (674)        (1,323)
           Deferred income taxes ...............................................        (1,324)        (1,551)            13
           Accounts payable ....................................................         2,167          1,172            556
           Accrued liabilities .................................................         1,521          2,556            390
           Deferred revenue ....................................................         1,472          1,337            (92)
           Other liabilities ...................................................          (441)            22            297
                                                                                      --------       --------       --------
               Net cash provided by operating activities .......................         6,708          9,155            735
                                                                                      --------       --------       --------

Cash flows from investing activities:
    Purchases of investments ...................................................       (26,113)       (28,666)        (7,134)
    Maturities of investments ..................................................        18,125          4,182          6,000
    Proceeds from sale of investments ..........................................         3,707          2,467             --
    Acquisitions of property and equipment .....................................        (3,978)        (2,246)        (1,920)
                                                                                      --------       --------       --------
               Net cash used in investing activities ...........................        (8,259)       (24,263)        (3,054)
                                                                                      --------       --------       --------

Cash flows from financing activities:
    Net proceeds from issuances of common stock ................................         1,935         33,726             10
    Net proceeds from issuances of preferred stock .............................            --             --          4,949
    Proceeds from issuances of notes payable to stockholders ...................            --          1,000             --
    Repayment of notes payable to stockholders .................................        (1,000)            --             --
    Proceeds under bank line of credit .........................................           309          1,085          3,255
    Repayments under bank line of credit .......................................        (2,504)          (265)        (2,890)
    Repayment of debt from asset purchases .....................................        (4,710)            --             --
    Capital lease payments .....................................................          (553)          (502)          (304)
    Proceeds from issuances of bank notes payable ..............................         1,999             --            603
    Repayments of bank notes payable ...........................................        (1,999)          (687)          (348)
    Distributions to CompReview Stockholders ...................................        (5,908)        (3,845)          (990)
                                                                                      --------       --------       --------
               Net cash (used in) provided by financing activities .............       (12,431)        30,512          4,285
                                                                                      --------       --------       --------

Effect of exchange rate changes on cash ........................................            54             --             --
                                                                                      --------       --------       --------
Net (decrease) increase in cash and cash equivalents ...........................       (13,928)        15,404          1,966
Cash and cash equivalents at beginning of period ...............................        22,049          6,645          4,679
                                                                                      --------       --------       --------
Cash and cash equivalents at end of period .....................................      $  8,121       $ 22,049       $  6,645
                                                                                      ========       ========       ========

SIGNIFICANT NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Assets purchased through issuance of debt ..................................      $  4,710       $     --       $     --
                                                                                      ========       ========       ========
    Acquisitions of property and equipment under capital leases ................      $    344       $    411       $  1,128
                                                                                      ========       ========       ========
    Conversion of preferred stock ..............................................      $     --       $ 13,518       $     --
                                                                                      ========       ========       ========
    Accretion of dividends on mandatorily redeemable convertible
        preferred stock ........................................................      $     --       $    348       $    717
                                                                                      ========       ========       ========

SUPPLEMENTAL CASH FLOW DISCLOSURE:
    Interest paid ..............................................................      $    448       $    390       $    305
                                                                                      ========       ========       ========
    Income taxes paid ..........................................................      $    165       $    190       $     54
                                                                                      ========       ========       ========


   See accompanying notes to supplemental consolidated financial statements.

                                HNC SOFTWARE INC.
SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)


                                                      CONVERTIBLE PREFERRED STOCK
                                              ------------------------------------------
                                                   SERIES A                SERIES E           COMMON STOCK
                                              SHARES      AMOUNT      SHARES      AMOUNT    SHARES     AMOUNT
                                              ------      ------      ------      ------    ------     ------


BALANCE AT DECEMBER 31, 1993                     380      $   --          --      $   --       8,616    $    9
Common stock options exercised                                                                    40
Issuance of Series E preferred
     stock, net of issuance costs                                      1,282           1
Accretion of dividends
Distributions to CompReview stockholders
Net income
                                              ------      ------      ------      ------    ------     -------
BALANCE AT DECEMBER 31, 1994                     380          --       1,282           1     8,656           9
Common stock options exercised                                                                 207
Accretion of dividends
Issuance of common stock in initial
     public offering, net of issuance costs                                                  2,376           2
Conversion of convertible
     preferred stock into common stock          (380)                 (1,282)         (1)    8,956           9
Issuance of common stock in
     secondary public offering, net of
     issuance costs                                                                          1,116           2
Issuance of common stock at
     inception of Retek (Note 2)                                                             1,367           1
Tax benefit from stock option transactions
Unrealized gain on investments
     available for sale
Stock warrant exercised                                                                        100
Distributions to CompReview stockholders
Net income
                                              ------      ------      ------      ------    ------     -------
BALANCE AT DECEMBER 31, 1995                      --          --          --          --    22,778          23
Common stock options exercised                                                               1,140           1
Common stock issued for
     Employee Stock Purchase Plan                                                               94
Tax benefit from stock option transactions
Tax benefit from Retek taxable pooling (Note 9)
Unrealized loss on investments available for sale
Foreign currency translation adjustment
Distributions to CompReview stockholders
Net income
                                              ------      ------      ------      ------    ------     -------
BALANCE AT DECEMBER 31, 1996                      --      $   --          --      $   --    24,012     $    24
                                              ======      ======      ======      ======    ======     =======

                                                           UNREALIZED
                                                         GAIN (LOSS) ON     FOREIGN         RETAINED         TOTAL
                                                          INVESTMENTS      CURRENCY         EARNINGS     STOCKHOLDERS'
                                              PAID-IN      AVAILABLE      TRANSLATION     (ACCUMULATED      EQUITY
                                              CAPITAL      FOR SALE       ADJUSTMENT         DEFICIT)      (DEFICIT)
                                              -------    --------------   ----------       -----------   -------------


BALANCE AT DECEMBER 31, 1993                  $6,739          $   --         $   --          $(12,301)     $ (5,553)
Common stock options exercised                    10                                                             10
Issuance of Series E preferred
     stock, net of issuance costs              4,948                                                          4,949
Accretion of dividends                          (717)                                                          (717)
Distributions to CompReview stockholders                                                         (990)         (990)
Net income                                                                                      3,142         3,142
                                              -------         ------         ------           -------       -------
BALANCE AT DECEMBER 31, 1994                   10,980             --             --           (10,149)          841
Common stock options exercised                     85                                                            85
Accretion of dividends                           (348)                                                         (348)
Issuance of common stock in initial
     public offering, net of issuance costs    14,329                                                        14,331
Conversion of convertible
     preferred stock into common stock         10,618                                           2,892        13,518
Issuance of common stock in
     secondary public offering, net of
     issuance costs                            19,184                                                        19,186
Issuance of common stock at
     inception of Retek (Note 2)                   (1)                                                           --
Tax benefit from stock option transactions        800                                                           800
Unrealized gain on investments
     available for sale                                           92                                             92
Stock warrant exercised                           124                                                           124
Distributions to CompReview stockholders                                                       (3,845)       (3,845)
Net income                                                                                      6,077         6,077
                                              -------         ------         ------           -------       -------
BALANCE AT DECEMBER 31, 1995                   55,771             92             --            (5,025)       50,861
Common stock options exercised                  1,095                                                         1,096
Common stock issued for
     Employee Stock Purchase Plan                 839                                                           839
Tax benefit from stock option transactions      7,889                                                         7,889
Tax benefit from Retek
     taxable pooling (Note 9)                  18,397                                                        18,397
Unrealized loss on investments
     available for sale                                         (151)                                          (151)
Foreign currency translation adjustment                                          54                              54
Distributions to CompReview stockholders                                                       (5,908)       (5,908)
Net income                                                                                     11,893        11,893
                                              -------         ------         ------           -------       -------
BALANCE AT DECEMBER 31, 1996                  $83,991         $  (59)        $   54           $   960       $84,970
                                              =======         ======         ======           =======       =======


See accompanying notes to supplemental consolidated financial statements.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 1 -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

      The Company

      HNC Software Inc. (the "Company") develops, markets and supports intelligent client-server software solutions for mission-critical decision applications in real-time environments. The Company also performs contract research and development using neural networks and other computational intelligence methods.

      Basis of Presentation

      The consolidated financial statements and related notes give retroactive effect to the mergers on August 30, 1996 with Risk Data Corporation ("RDC"), on November 29, 1996 with Retek Distribution Corporation ("Retek") and on November 28, 1997 with CompReview, Inc. ("CR"), for all periods presented, accounted for as poolings of interests. RDC is an insurance information technology services firm engaged in the business of developing and marketing analytical benchmarking and risk management software products primarily for insurance carriers, state insurance funds and third party administrators. Retek develops, markets and installs inventory management system software primarily for customers in the retail industry. CR develops, markets and installs cost containment software for worker's compensation insurance carriers and for insurers that handle automobile accident personal injury claims.

      The consolidated balance sheet as of December 31, 1996 and 1995 includes the accounts of RDC, Retek and CR as of December 31, 1996 and 1995. The consolidated statements of income, of cash flows and of changes in stockholders' equity (deficit) for each of the three years in the period ended December 31, 1996 include the results of RDC, Retek and CR for the years then ended. The term "Company" as used in these consolidated financial statements refers to HNC Software Inc. and its subsidiaries, including RDC, Retek and CR.

      No adjustments to conform accounting methods were required. Certain amounts have been reclassified with regard to presentation of the financial information of the three companies. Revenues and net income (loss) for each of the previously separate companies for the periods prior to their acquisitions are as follows:

                                                                      NINE MONTHS ENDED     SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,           JUNE 30,
                        -------------------------------------       ----------------------  ----------------
                          1996          1995           1994           1997          1996          1996
                        --------      --------       --------       --------      --------      --------
                                                                         (unaudited)           (unaudited)
Revenues:
    HNC ..........      $ 53,833      $ 25,174       $ 16,473       $ 62,683      $ 31,423      $ 16,478
    RDC ..........            --         4,577          4,201             --            --         2,600
    Retek ........            --           921             --             --         5,635         3,377
    CR ...........        17,606        13,032          9,164         18,971        12,631         8,119
                        --------      --------       --------       --------      --------      --------
                        $ 71,439      $ 43,704       $ 29,838       $ 81,654      $ 49,689      $ 30,574
                        ========      ========       ========       ========      ========      ========
Net income (loss):
    HNC ..........      $  6,376      $  4,457       $  1,923       $  7,597      $    975      $  1,780
    RDC ..........            --        (1,952)        (1,375)            --            --        (2,184)
    Retek ........            --          (382)            --             --            93            43
    CR ...........         5,517         3,954          2,594          6,702         3,679         2,123
                        --------      --------       --------       --------      --------      --------
                        $ 11,893      $  6,077       $  3,142       $ 14,299      $  4,747      $  1,762
                        ========      ========       ========       ========      ========      ========

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      Principles of Consolidation

      The supplemental consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

      Financial Statement Preparation

      The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash Equivalents

      Cash equivalents are highly liquid investments and consist of investments in money market accounts and commercial paper purchased with maturities of three months or less.

      Investments

      Management determines the appropriate classification of its investments in marketable debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date. As of and for the year ended December 31, 1994 based upon the Company's intent and ability, the Company classified such securities in the held-to-maturity category and recorded these securities at amortized cost, which approximated market value. As of December 31, 1995, the Company reassessed its intent and ability with respect to these securities. As a result of this reassessment, the Company reclassified all securities as "available for sale" and accounts for them accordingly on a prospective basis. Available for sale securities are carried at fair value with unrealized gains or losses related to these securities included in stockholders' equity in the Company's consolidated balance sheet.

      Property and Equipment

      Property and equipment are recorded at cost. Depreciation and amortization are computed using both the straight-line method over the estimated useful lives of the assets of three to seven years and an accelerated method over the estimated useful lives of the assets of five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease. Repair and maintenance costs are charged to expense as incurred.

      Software Costs

      Software costs are recorded at cost and amortized over their estimated useful lives of 36 to 42 months. Software costs are comprised of purchased software and other rights which are recorded at the lower of cost or net realizable value. At December 31, 1996 and 1995, Company software costs of $2,561 and $0, respectively, are included in other assets in the consolidated balance sheet net of accumulated amortization of $642 and $0, respectively.

      Software product development costs incurred from the time technological feasibility is reached until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. Through December 31, 1996, no significant amounts were expended subsequent to reaching technological feasibility.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

      Long-Lived Assets

      The Company investigates potential impairments of long-lived assets, certain identifiable intangibles and associated goodwill, on an exception basis, when events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. No such impairments of long-lived assets existed through December 31, 1996.

      Stock-Based Compensation

      The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic value method and provides pro forma disclosures of net income and earnings per share as if the fair value-based method had been applied in measuring compensation expense (Note 10).

      Revenue Recognition

      The Company's revenue from long-term periodic software license agreements is generally recognized ratably over the respective license periods. Revenue from perpetual licenses of the Company's software for which there are no significant continuing obligations and collection of the related receivables is probable is recognized on delivery of the software and acceptance by the customer. Revenue from product sales, which is included in contracts and other revenue, is recognized upon shipment to the customer.

      The Company's revenue from software installation and contract services is generally recognized as the services are performed using the percentage of completion method based on costs incurred to date compared to total estimated costs at completion. Amounts received in advance of performance under contracts are recorded as deferred revenue and are generally recognized within one year from receipt. Contract losses are recorded as a charge to income in the period such losses are first identified. Unbilled receivables are stated at estimated realizable value. Contract costs under government contracts, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Through 1990, indirect government contract costs have been agreed upon with government representatives. Revenues from government contracts have been recorded in amounts that are expected to be realized upon final settlement.

      CR licenses its software primarily to insurers, health maintenance organizations, self-insured employers and other businesses that reimburse health care costs. Software licensing agreements generally provide for a guaranteed minimum license fee and transactional fees. The guaranteed minimum licensee fees are recognized ratably over the respective license periods. Transactional fees are recognized as revenue when fees based on system usage exceed the monthly minimum license fees.

      CR offers payors the option of retaining CR to review and reprice medical bills for them rather than licensing the software. Related service bureau fees are assessed to customers on the basis of volume of bills processed and are recognized as revenue when the processing services are performed.

      Installation and implementation services fees are billed separately and recognized as revenue on a time and materials basis.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      Income Taxes

      The Company's current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount "more likely than not" to be realized in future tax returns. Tax rate changes are reflected in income during the period such changes are enacted.

      Unaudited Pro Forma Adjusted Data

      Prior to the acquisition of CR by HNC on November 28, 1997, CR elected subchapter S corporation status for income tax purposes; therefore, its income was included in the tax returns of its stockholders, and no income tax provision has been recorded for CR other than certain minimum state taxes on subchapter S corporations. As a result of the acquisition, beginning November 29, 1997, CR will be subject to corporate income taxes on its taxable income. For comparative purposes, the consolidated statement of income includes unaudited pro forma adjusted data with respect to the merged companies' income tax provision as if CR had been subject to corporate income taxes on its taxable income for all periods presented.

      Foreign Currency Translation

      The financial statements of the Company's international operations are translated into U.S. dollars using period-end exchange rates for assets and liabilities and average exchange rates during the period for revenues and expenses. Cumulative translation gains and losses are excluded from results of operations and accumulated as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's local currency) are included in the consolidated statement of income and are not material.

      Diversification of Credit Risk

      The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash equivalents, investments and trade accounts receivable which are generally not collateralized. The Company's policy is to place its cash, cash equivalents and investments with high credit quality financial institutions and commercial companies and government agencies in order to limit the amount of its credit exposure. The Company's software license and installation agreements and commercial development contracts are primarily with customers in the financial services, insurance and retail industries. The Company maintains reserves for potential credit losses.

      During 1996, 1995 and 1994, sales under prime and subcontracts with the federal government represented 2.2%, 5.1%, and 7.8%, respectively, of the Company's total revenues. Revenues from international operations and export sales, primarily to Western Europe and Canada, represented approximately 17.7%, 12.6%, and 7.9% of total revenues in 1996, 1995 and 1994, respectively. Export sales were $7,310, $4,595 and $2,355 in 1996, 1995 and 1994, respectively.

      Disclosures about fair value of financial instruments

      The carrying amounts of cash and cash equivalents, accrued liabilities, the bank line of credit and notes payable to stockholders approximate fair value because of the short term maturities of these financial instruments. The carrying amounts of capital lease obligations approximate their fair values based on interest rates currently available to the Company for borrowings with similar terms and maturities.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      Reincorporation and stock split

      In May 1995, the stockholders approved an Agreement and Plan of Merger whereby the Company merged with and into a newly incorporated Delaware corporation ("HNC Delaware"), which is the surviving corporation. In conjunction with the merger, each share of the Company's common stock, preferred stock and options and warrants to purchase the Company's common stock was exchanged for one-half share of HNC Delaware's common stock, preferred stock and options and warrants to purchase HNC Delaware's common stock, at twice the exercise price for options and warrants. All references to share and per share amounts of common and preferred stock and other data in these financial statements have been retroactively restated to reflect the reincorporation.

      In April 1996, the Company consummated a two-for-one stock split effected in the form of a common stock dividend. In February 1996, CR effected a ten-for-one split of its common stock and increased the number of shares authorized to 20,000. All share amounts in the accompanying financial statements and footnotes have been restated to reflect the stock splits.

      Pro forma net income per share

      Pro forma net income per share is computed based on the weighted average number of common shares and common stock equivalents, using the treasury stock method, outstanding during the respective periods after giving retroactive effect to the conversion, which occurred upon the closing of the Company's initial public offering, of all outstanding shares of preferred stock into 8,957 shares of common stock. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, all stock options granted from May 5, 1994 through June 26, 1995 have been included as outstanding for all periods prior to June 26, 1995 using the treasury stock method and the $7.00 initial public offering price per share. For periods prior to 1996, historical earnings per share are not presented because such amounts are not deemed meaningful due to the significant change in the Company's capital structure that occurred in connection with the initial public offering.

      Net income per share

      Net income per share is computed based on the weighted average number of common shares and common stock equivalents, using the treasury stock method, outstanding during the period.

      Reclassifications

      Certain prior year balances have been reclassified to conform to the current year presentation.


NOTE 2 -- ACQUISITIONS

      On August 30, 1996, the Company completed an acquisition of RDC. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,891 common shares for all of the then outstanding shares of RDC preferred and common stock. All periods presented have been retroactively restated (Note 1).

      On November 29, 1996, the Company completed an acquisition of all of the outstanding shares of Retek. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 1,367 common shares for all of Retek's then outstanding shares. All periods presented have been retroactively restated (Note 1).

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      On November 28, 1997, the Company completed an acquisition of all of the outstanding shares of CR. Under the terms of the acquisition, accounted for as a pooling of interests, the Company exchanged 4,886 common shares for all of CR's then outstanding shares. All periods presented have been retroactively restated (Note 1).

      Transaction costs of $563 and $515 were incurred to complete the mergers with RDC and Retek, respectively. Transaction costs to complete the merger with CR are estimated to be $1,400. Transaction costs are deferred and charged to income when the related transaction is consummated. Transaction costs consist primarily of investment banker, legal and accounting fees, and printing, mailing and registration expenses.


NOTE 3 -- COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                  DECEMBER 31,
                                                            -----------------------
                                                              1996            1995
                                                            --------       --------
Accounts receivable, net:
     Billed ..........................................      $ 13,266       $  6,244
     Unbilled ........................................         9,299          2,955
     Other ...........................................           636            496
                                                            --------       --------
                                                              23,201          9,695
Less allowance for doubtful accounts and sales returns          (709)          (553)
                                                            --------       --------
                                                            $ 22,492       $  9,142
                                                            ========       ========

      Unbilled amounts represent revenue recorded in excess of amounts billable pursuant to contract provisions and generally become billable at contractually specified dates or upon the attainment of milestones. Unbilled amounts are expected to be realized within one year.

                                                          DECEMBER 31,
                                                    -----------------------
                                                      1996           1995
                                                    --------       --------
Property and equipment, net:
     Computer equipment ......................      $  9,302       $  5,740
     Furniture and fixtures ..................         2,058          1,435
     Machinery & Equipment ...................           111             81
     Leasehold improvements ..................           314            208
                                                    --------       --------
                                                      11,785          7,464
Less accumulated depreciation and amortization        (5,446)        (2,963)
                                                    --------       --------
                                                    $  6,339       $  4,501
                                                    ========       ========
Accrued liabilities:
     Payroll and related benefits ............      $  1,645       $  1,320
     Vacation ................................           860            517
     Other ...................................         1,928          1,257
                                                    --------       --------
                                                    $  4,433       $  3,094
                                                    ========       ========

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 4 -- INVESTMENTS

      At December 31, 1996 and 1995, the amortized cost and estimated fair value of investments available for sale were as follows:

                                                            DECEMBER 31, 1996
                                         ------------------------------------------------------
                                          AMORTIZED    UNREALIZED     UNREALIZED        FAIR
   Current:                                 COST          GAINS         LOSSES          VALUE
                                         ----------    ----------     ----------      --------
U.S. government and federal agencies      $  1,999      $     --       $     (2)      $  1,997
U.S. corporate debt .................        3,149            --             (6)         3,143
Foreign corporate debt ..............        2,216            --             (3)         2,213
                                          --------      --------       --------       --------
                                             7,364            --            (11)         7,353
                                          --------      --------       --------       --------
Non-current:
U.S. government and federal agencies        16,213            --            (36)        16,177
Foreign government debt .............        1,006            --             (2)         1,004
U.S. corporate debt .................        1,702            --             (8)         1,694
Foreign corporate debt ..............          502            --             (2)           500
                                          --------      --------       --------       --------
                                            19,423            --            (48)        19,375
                                          --------      --------       --------       --------
                                          $ 26,787      $     --       $    (59)      $ 26,728
                                          ========      ========       ========       ========


                                                          DECEMBER 31, 1995
                                         -----------------------------------------------------
                                          AMORTIZED    UNREALIZED     UNREALIZED        FAIR
   Current:                                 COST          GAINS         LOSSES          VALUE
                                         ----------    ----------     ----------      --------
U.S. government and federal agencies      $ 1,481        $     9        $    --        $ 1,490
Foreign government debt ............        1,017              2             --          1,019
U.S. corporate debt ................        8,870             45             --          8,915
Foreign corporate debt .............        3,164              2             --          3,166
                                          -------        -------        -------        -------
                                           14,532             58             --         14,590
                                          -------        -------        -------        -------
Non-current:
Foreign government debt ............        1,019              2             --          1,021
U.S. corporate debt ................        7,077             32             --          7,109
Foreign corporate debt .............          206             --             --            206
                                          -------        -------        -------        -------
                                            8,302             34             --          8,336
                                          -------        -------        -------        -------
                                          $22,834        $    92        $    --        $22,926
                                          =======        =======        =======        =======


      Maturities for non-current investments in securities range from one to two years. Included in the Company's 1995 income statement is a realized gain in the amount of $3 related to the sale of held-to-maturity securities with an aggregate amortized cost in the amount of $2,464. No significant gains or losses were recognized during the year ended December 31, 1996. The cost of securities sold is determined by the specific identification method.


NOTE 5 -- NOTES PAYABLE

      The Company has a Loan and Security Agreement with a bank which provides for a $5,000 revolving line of credit through July 10, 1997. The agreement requires that the Company maintain certain financial ratios and levels of tangible net worth and also restricts the Company's ability to pay cash dividends and repurchase stock without the bank's consent. At December 31, 1996 and 1995, the Company had $0 outstanding under the revolving line of credit. Any borrowings under the agreement will be collateralized by substantially all of the Company's assets. Interest is payable monthly at the bank's prime rate, which was 8.25% at December 31, 1996.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      The RDC credit facility was comprised of a revolving line of credit secured by eligible accounts receivable as well as a bridge loan which was secured by the guarantees of certain stockholders. The revolving line of credit matured on January 5, 1997. The bridge loan matured on September 5, 1996. All outstanding amounts were repaid during 1996 and neither credit facility was renewed.

      During 1995, the preferred stockholders of RDC loaned the Company $1,000 under subordinated note agreements (secured by the assets of RDC but subordinated to borrowings under the RDC line of credit) bearing interest at 9%. All outstanding amounts were repaid during 1996.


NOTE 6 -- LEASES

      At December 31, 1996, the Company is obligated under noncancelable operating leases for its facilities and certain equipment through 2003 as follows:

                                                               NET FUTURE
                    FUTURE MINIMUM        LESS SUBLEASE      MINIMUM LEASE
                    LEASE PAYMENTS           INCOME             PAYMENTS
                    --------------        -------------      -------------

        1997              $2,102                $212            $1,890
        1998               1,543                 192             1,351
        1999               1,193                 149             1,044
        2000               1,215                --               1,215
        2001               1,250                --               1,250
        thereafter         1,787                --               1,787


      The lease for the Company's corporate headquarters provides for scheduled rent increases and an option to extend the lease for five years with certain changes to the terms of the lease agreement and a refurbishment allowance. Rent expense under operating leases for the years ended December 31, 1996, 1995 and 1994 was approximately $1,623, $1,503 and $1,191, respectively, net of sublease income of $125, $83 and $40, respectively.

      RDC maintains a lease line of credit with a leasing company for the acquisition of equipment under capital lease arrangements. Future minimum payments are as follows:

1997 .............................      $ 475
1998 .............................        232
1999 .............................         66
                                        -----
                                          773
Less amounts representing interest       (110)
                                        -----
Capital lease obligations ........        663
Less current portion .............       (399)
                                        -----
                                        $ 264
                                        =====

      The gross value of assets under capital leases at December 31, 1996 and 1995 was $1,481 and $2,186 and accumulated amortization was $599 and $572, respectively. Amortization expense for assets acquired under capital leases is included in depreciation expense.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 7 -- LICENSE OF CHARACTER RECOGNITION TECHNOLOGY

      In November 1992, the Company entered into an agreement that granted Mitek a license to use certain character recognition technology developed by the Company. The agreement provided for the Company to receive an initial license and support fee payment of $1,350 and an additional license and support fee based on a percentage of Mitek's revenue from the sale of character recognition products through November 1995. The agreement also required that the Company sell certain proprietary computer boards to Mitek at a substantial discount from normal sales prices, but in excess of cost, and provide ongoing engineering and technical support over the agreement period, which ended during November 1995. As the Company had a significant continuing obligation under this agreement, the initial license and support fee received thereunder was deferred on receipt and recognized as revenue over the performance period based on estimated sales of proprietary computer boards. The additional license and support fees were recognized as a percentage of actual Mitek revenues pursuant to the agreement.

      Revenue recognized pursuant to this agreement, which is included in "contracts and other" in the consolidated statement of income, is summarized as follows:

                                      YEAR ENDED DECEMBER 31,
                                      -----------------------
                                          1995        1994
                                        ------      ------
     Initial license fee .........      $   47      $  295
     Additional license and support fee    314         476
     Computer board sales ........         527         657
                                        ------      ------
                                        $  888      $1,428
                                        ======      ======


NOTE 8 -- CAPITAL STOCK

      During June 1995, the Company completed its initial public offering for sale of 5,175 shares of common stock (of which 2,375 shares were sold by the Company and 2,800 shares were sold by certain selling stockholders) at a price to the public of $7.00 per share, which resulted in net proceeds to the Company of $15,461 after the payment of underwriters' commissions but before the deduction of offering expenses. Upon the closing of the Company's initial public offering, all outstanding shares of Series A, B, C, D, and E convertible preferred stock were automatically converted into shares of common stock at their then effective conversion prices. Upon conversion, the preferred stockholders were no longer entitled to any undeclared cumulative dividends and all class voting rights terminated.

      During December 1995, the Company completed a secondary public offering for sale of 3,000 shares of common stock (of which 1,116 shares were sold by the Company and 1,884 shares were sold by certain selling stockholders) at a price to the public of $18.50 per share, which resulted in net proceeds to the Company of $19,606 after the payment of underwriters' commissions but before the deduction of offering expenses.

      The Board of Directors is authorized to issue up to 4,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to the rights of the holders of any Preferred Stock that may be issued in the future.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 9 -- INCOME TAXES

      Income (loss) before income tax benefit was taxed under the following jurisdictions:

                    YEAR ENDED DECEMBER 31,
              ----------------------------------
                1996         1995          1994
              -------      -------       -------
Domestic      $ 8,599      $ 5,764       $ 2,741
Foreign         2,760         (198)           --
              -------      -------       -------
              $11,359      $ 5,566       $ 2,741
              =======      =======       =======

      The income tax provision (benefit) is summarized as follows:

                      YEAR ENDED DECEMBER 31,
                -----------------------------------
                  1996          1995          1994
                -------       -------       -------
Current:
   Federal      $ 1,132       $    97       $    17
   State            204           143            69
   Foreign           51            --            --
Deferred:
   Federal       (1,569)         (521)         (425)
   State            (56)         (186)          (62)
   Foreign         (296)          (44)           --
                -------       -------       -------
                $  (534)      $  (511)      $  (401)
                =======       =======       =======

      Deferred tax assets are summarized as follows:

                                                 DECEMBER 31,
                                            --------------------
                                              1996         1995
                                            -------      -------

Taxable pooling basis difference .....      $18,397      $    --
Net operating loss carryforwards .....        8,587        2,902
Tax credit carryforwards .............        1,878        1,370
Other ................................          487          483
                                            -------      -------
Gross deferred tax assets ............       29,349        4,755
Deferred tax asset valuation allowance           --       (2,717)
                                            -------      -------
   Net deferred tax asset ............      $29,349      $ 2,038
                                            =======      =======

      At December 31, 1994, the Company provided a deferred tax asset valuation allowance for deferred tax assets which management determined were "more likely than not" unrealizable based on trends in operating results after eliminating the effects of non-recurring revenue (Note 7). During 1995, the Company released the valuation allowance related to HNC's deferred tax assets based on management's assessment that it was more likely than not that the Company would realize a portion of those assets in future periods due to improvements in HNC's operating results. During 1996, the Company released the valuation allowances related to RDC and Retek deferred tax assets based on management's assessment that it was more likely than not that the Company would realize those assets in future periods due to improvements in the operating results of those subsidiaries.

      During 1996 and 1995, the Company realized certain tax benefits related to stock option plans in the amount of $7,889 and $800, respectively. The benefit from the stock option tax deduction is credited directly to paid-in capital.

      In connection with the acquisition of Retek, the Company made an Internal Revenue Code Section 338 election for federal and state tax purposes, resulting in the treatment of the acquisition as a taxable transaction, whereby the tax bases of the acquired assets and liabilities were adjusted to their fair values as of the date of the acquisition. As the purchase price exceeded the carrying value of the net assets acquired by approximately $46,000, the Company recorded a deferred tax asset in the amount of $18,397.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      A reconciliation of the income tax benefit to the amount computed by applying the statutory federal income tax rate to income before income tax provision is summarized as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                        -----------------------------------
                                                          1996          1995          1994
                                                        -------       -------       -------

Amounts computed at statutory federal rate .......      $ 3,862       $ 1,892       $   932
Release of valuation allowance ...................       (2,717)       (2,223)       (1,008)
Subchapter S corporation earnings ................       (1,901)       (1,366)         (900)
Tax credit carryforwards generated ...............         (334)          (68)          (51)
Losses without tax benefit .......................           --           794           468
Separate return impact of acquired businesses ....         (154)           --            --
Acquisition expenses not tax deductible ..........          367            --            --
State income tax expense .........................          554           465            82
Foreign net operating loss carryforwards generated         (296)          (44)           --
Other ............................................           85            39            76
                                                        -------       -------       -------
   Income tax benefit ............................      $  (534)      $  (511)      $  (401)
                                                        =======       =======       =======

      Prior to the acquisition of CR by HNC on November 28, 1997, CR elected subchapter S corporation status for income tax purposes; therefore, its income was included in the tax returns of its stockholders, and no income tax provision has been recorded for CR other than certain minimum state taxes on subchapter S corporations.

      At December 31, 1996, the Company had federal, state and foreign net operating loss carryforwards of approximately $22,300, $10,800 and $800, respectively. The net operating loss carryforwards expire as follows:

1997 ..........      $   278
1998 ..........          240
1999 ..........            2
2001 ..........        9,148
2003 ..........          833
2004 ..........        1,240
2005 ..........        1,216
2006 ..........        1,670
2007 ..........           17
2008 ..........        1,692
2009 ..........        1,370
2010 ..........        1,840
2011 ..........       14,086
No expiration .          268

      The Company also has approximately $1,400 of federal research and development credit carryforwards, which expire from 2000 to 2011, $400 of state research and development credit carryforwards, which have no expiration date, and $100 of foreign tax credit carryforwards, which expire from 1999 to 2000. Certain of these net operating loss and research and development credit carryforwards generated by RDC and Retek prior to their acquisitions by HNC are subject to annual limitations on their utilization and also are limited to utilization solely by the Company which generated them. Should a substantial change in HNC's ownership occur, as defined by the Tax Reform Act of 1986, there will be an annual limitation on the utilization of net operating loss and research and development credit carryforwards.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 10 -- EMPLOYEE BENEFIT PLANS

      During 1987, the Company adopted the 1987 Stock Option Plan whereby 2,500 shares of the Company's common stock were reserved for issuance pursuant to nonqualified and incentive stock options to its officers, directors, key employees and consultants. The plan, as amended, is administered by the Board of Directors or its designees and provides generally that, for incentive stock options and nonqualified stock options, the exercise price must not be less than the fair market value of the shares as determined by the Board of Directors at the date of grant. The options expire no later than ten years from the date of grant and may be exercised in installments based upon stipulated timetables (not in excess of seven years). At December 31, 1996, options to purchase 545 shares were exercisable.

      During 1995, the Company adopted the 1995 Directors Stock Option Plan (the "Directors Plan"), the 1995 Equity Incentive Plan (the "Incentive Plan") and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). For purposes of the discussion contained in the three paragraphs below, "fair market value" means the closing price of the Company's Common Stock on the Nasdaq National Market on the grant date.

      The Directors Plan provides for the issuance of up to 300 nonqualified stock options to the Company's outside directors. Under the provisions of the Directors Plan, options to purchase 25 shares of the Company's common stock are granted to outside directors upon their respective dates of becoming members of the Board of Directors and 10 additional options will be granted on each anniversary of such dates. Options under the Directors Plan are granted at the fair market value of the stock at the grant date and vest at specific times over a four-year period. At December 31, 1996, options to purchase 40 shares were exercisable.

      The Incentive Plan provides for the issuance of up to 2,800 shares of the Company's common stock in the form of nonqualified or incentive stock options, restricted stock or stock bonuses. In addition, any shares remaining unissued under the 1987 Stock Option Plan on the effective date of the Incentive Plan, and any shares issuable upon exercise of options granted pursuant to the 1987 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for issuance under the 1987 Stock Option Plan but will be available for issuance under the Incentive Plan. Nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the Incentive Plan may have a term of up to 10 years. The Company has the discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards, and options typically vest at the rate of 25% of the total grant per year over a four-year period. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. At December 31, 1996, 58 shares were exercisable under the Incentive Plan.

      The Purchase Plan provides for the issuance of a maximum of 400 shares of common stock. Each purchase period, eligible employees may designate between 2% and 10% of their cash compensation, subject to certain limitations, to be deducted from their pay for the purchase of common stock under the Purchase Plan. The purchase price of the shares under the Purchase Plan is equal to 85% of the lesser of the fair market value per share, as defined by the Purchase Plan, on the first day of the twelve-month offering period or the last day of each six-month purchase period. Approximately 65% of eligible employees have participated in the Plan in the last two years. Under the Purchase Plan, the Company sold 94 shares to employees in 1996.

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

   RDC's stock option plan is administered by HNC's Board of Directors. All outstanding RDC options were converted into options to purchase HNC common stock and adjusted to give effect to the exchange ratio (Note 2). No changes were made to the terms of the RDC options in connection with the exchange. Options granted under the RDC stock option plan generally vest at the rate of 25% of the total grant per year over a four-year period and expire 10 years after the date of grant. At December 31, 1996, 63 shares were exercisable under the RDC plan. Retek's stock options are administered by HNC's Board of Directors. All outstanding Retek options were converted into options to purchase the Company's common stock and adjusted to give effect to the exchange ratio (Note 2). No changes were made to the terms of the Retek options in connection with the exchange. Options granted vest ratably over periods from one to four years and have a term of up to 10 years. At December 31, 1996, options to purchase 28 shares were exercisable.

   The CR 1995 Stock Option Plan is administered by HNC's Board of Directors. All outstanding CR stock options were converted into options to purchase HNC common stock and adjusted to give effect to the exchange ratio (Note 2). No changes were made to the terms of the CR options in connection with the exchange. Options granted under the CR Stock Option Plan generally vest ratably over periods from two to four years and expire 10 years after the date of grant. At December 31, 1996, options to purchase 400 shares were exercisable.

   Transactions under the Company's stock option and purchase plans during the years ended December 31, 1996 and 1995, including options under the RDC stock option plan, options under the Retek stock option plan and options under the CR Stock Option Plan, but excluding options to purchase stock of a subsidiary of the Company, Aptex Software Inc. ("Aptex"), are summarized as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                       ---------------------------------
                                                       1996                         1995
                                               -------------------------   --------------------------
                                                        WEIGHTED AVERAGE             WEIGHTED AVERAGE
                                               SHARES    EXERCISE PRICE     SHARES    EXERCISE PRICE
                                               ------   ----------------    ------   ----------------
   Outstanding at beginning of year  .......    2,868      $  2.84           2,080        $ 0.49
        Options granted  ...................    1,645        27.98           1,272          6.08
        Options exercised  .................   (1,140)         .96            (207)         0.52
        Options canceled  ..................     (158)       17.62            (277)         1.80
                                               ------                       ------
   Outstanding at end of year  .............    3,215        15.65           2,868          2.84
                                               ======                       ======

   Options exercisable at end of year  .....      841                        1,437
   Weighted average fair value of options
        granted during the year  ...........   $14.50                       $3.10

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

   The following table summarizes information about employee stock options outstanding at December 31, 1996:

                                  OPTIONS OUTSTANDING                                  OPTIONS EXERCISABLE
                   -----------------------------------------------------------   ---------------------------------
                        NUMBER            WEIGHTED AVERAGE         WEIGHTED            NUMBER           WEIGHTED
     RANGE OF        OUTSTANDING AT     REMAINING CONTRACTUAL      AVERAGE         OUTSTANDING AT       AVERAGE
  EXERCISE PRICES  DECEMBER 31, 1996       LIFE (IN YEARS)      EXERCISE PRICE   DECEMBER 31, 1996   EXERCISE PRICE
-----------------  -----------------    ---------------------   --------------   ------------------  --------------
$  0.02 to $ 0.92         554                 4.66                 $  0.35              475            $  0.30
   1.00 to   3.00         803                 7.69                    2.58              245               2.55
   4.50 to  21.38         505                 8.73                   13.06               92              10.91
  21.50 to  30.50         661                 9.51                   27.52               20              25.20
  30.75 to  30.75         413                 9.66                   30.75                9              30.75
  30.81 to  49.50         279                 9.47                   37.81                -                 -
                        -----                                                          ----
$  0.02 to $49.50       3,215                 8.11                   15.65              841               3.04
                        =====                                                          ====

   During 1996, Aptex adopted the 1996 Equity Incentive Plan (the "Aptex Plan") whereby 2,000 shares of Aptex common stock were reserved for issuance pursuant to nonqualified and incentive stock options and restricted stock awards. The plan is administered by the Board of Directors of Aptex or its designees and provides generally that nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the Incentive Plan may have a term of up to 10 years. The Company has the discretion to provide for restrictions and the lapse thereof in respect of restricted stock awards, and options typically vest at the rate of 25% of the total grant per year over a four-year period. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. During 1996, Aptex issued 1,000 shares of common stock under the Aptex Plan at an issuance price of $0.03 per share. No options granted under the Aptex Plan were exercisable at December 31, 1996.

   The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock-based compensation. No compensation expense has been recognized for its employee stock option grants, which are fixed in nature, as the options have been granted at fair market value. No compensation expense has been recognized for the Purchase Plan. Had compensation cost for the Company's stock-based compensation awards issued during 1996 and 1995 been determined based on the fair value at the grant dates of awards consistent with the method of Financial Accounting Standards Board Statement No. 123, the Company's net income and pro forma net income per share would have been reduced to the pro forma amounts indicated below:

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                         1996          1995
                                                       --------     --------
Net income:
   As reported  ..................................     $ 11,893     $ 6,077
   Pro forma  ....................................        6,122       5,126

   As reported pro forma adjusted (Note 1)  ......        9,731       4,534
   Pro forma  ....................................        3,960       3,583

Net income per share:
   As reported  ..................................       $  0.47     $ 0.28
   Pro forma  ....................................          0.24       0.24

   As reported pro forma adjusted (Note 1)  ......       $  0.38     $ 0.21
   Pro forma  ....................................          0.16       0.17

                                HNC SOFTWARE INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the years ended December 31, 1996 and 1995, respectively: dividend yield of 0.0% for both years, risk-free interest rates of 6.03% and 6.29%, expected volatility of 70% and 75% (0% for both years for options granted by RDC, Retek and CR prior to their acquisition by HNC), and expected lives of 3.5 years for both years. The fair value of the employees' purchase rights pursuant to the Purchase Plan is estimated using the Black-Scholes model with the following assumptions: dividend yield of 0.0% for both years, risk-free interest rates of 5.36% and 5.66%, expected volatility of 70% and 75%; and an expected life of 6 months for both years. The weighted average fair value of those purchase rights granted in 1996 and 1995 was $9.61 and $2.75, respectively.

   The fair value of each option granted under the Aptex Plan is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the year ended December 31, 1996: dividend yield of 0.0%, risk-free interest rate of 6.42%, expected volatility of 90%, and an expected life of 9.25 years. Options to purchase 704 shares were granted during 1996 at a weighted average exercise price of $0.03 per share. The weighted average fair value of options granted during the year was $0.03 per share. At December 31, 1996, there were 704 options outstanding under the Aptex Plan with a weighted average exercise price of $0.03 per share and a weighted average remaining contractual life of 9.74 years.


NOTE 11 -- CONTINGENCIES

   Various claims arising in the course of business, seeking monetary damages and other relief, are pending. The amount of the liability, if any, from such claims, cannot be determined with certainty; however, in the opinion of management, the ultimate liability for such claims will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors
of HNC Software Inc.

Our audits of the consolidated financial statements referred to in our report dated January 21, 1997, except as to the pooling of interests with CompReview, Inc. which is as of November 28, 1997, appearing on page 28 of this Current Report on Form 8-K also included an audit of the Financial Statement Schedule listed in Item 7(b)(4) of this Form 8-K. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PRICE WATERHOUSE LLP

San Diego, California
January 21, 1997,
except as to the pooling of interests with CompReview, Inc.
which is as of November 28, 1997

                                                                     SCHEDULE II
                                HNC SOFTWARE INC.

          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                   FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                                             ALLOWANCE FOR        DEFERRED TAX
                                           DOUBTFUL ACCOUNTS    ASSET VALUATION
                                            & SALES RETURNS        ALLOWANCE
                                           -----------------    ---------------
Balance at December 31, 1993                   $292,000           $4,658,000
    Provision                                   529,000              972,000
    Write-off                                  (307,000)                   -
    Recovery                                          -           (1,392,000)
                                               --------         ------------

Balance at December 31, 1994                    514,000            4,238,000
    Provision                                   529,000              702,000
    Write-off                                  (472,000)                   -
    Recovery                                    (18,000)          (2,223,000)
                                               ---------          ----------

Balance at December 31, 1995                    553,000            2,717,000
    Provision                                   279,000                    -
    Write-off                                   (94,000)                   -
    Recovery                                    (29,000)          (2,717,000)
                                               --------           ----------

Balance at December 31, 1996                   $709,000           $      -0-
                                               ========           ==========

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 12, 1997

                                                   HNC SOFTWARE INC.


                                                   By:  /s/ Raymond V. Thomas
                                                       ----------------------
                                                       Raymond V. Thomas
                                                       Chief Financial Officer

                                INDEX TO EXHIBITS

       Exhibit
       Number                           Description of Exhibit
       -------                          ----------------------
        2.01         Agreement and Plan of Reorganization dated as of July 14,
                     1997 by and among HNC, FW1 Acquisition Corp., CompReview,
                     Inc., Robert L. Kaaren and Mishel E. Munnayer, a.k.a.
                     Michael Munayyer, Trustee of the Michael Munayyer Trust
                     dated August 11, 1995.

        2.02 Agreement of Merger dated as of November 28, 1997 by and between FW1 Acquisition Corp. and CompReview, Inc.

        4.01 Registration Rights Agreement dated as of November 28, 1997 by and among HNC and the former shareholders of CompReview, Inc.

       11.01         Statement Regarding Computation of Per Share Earnings
                     (Loss)

       23.01         Consent of Price Waterhouse LLP, Independent Accountants

       23.02         Consent of Deloitte & Touche LLP, Independent Auditors

       27.01         Financial Data Schedule